EXHIBIT 10.2



PARTICIPATION AGREEMENT

        THIS PARTICIPATION AGREEMENT (this "Agreement" herein), dated as of December 5, 1997, is entered into by and among:
        (1)     ETEC SYSTEMS, INC., a Nevada corporation ("Lessee");
        (2) LEASE PLAN NORTH AMERICA, INC., an Illinois corporation ("Lessor");
        (3) Each of the financial institutions from time to time listed in Schedule I hereto, as amended from time to time (such financial institutions to be referred to collectively as the "Participants"); and
        (4) ABN AMRO BANK N.V., acting through its San Francisco International Branch, as agent for the Participants (in such capacity, "Agent").

RECITALS
A. Lessee has requested Lessor and the Participants to provide to Lessee a lease facility pursuant to which:
(1) Lessor would (a) lease from Lessee the land described in Exhibit A (as more fully defined in Schedule 1.01, the "Land"),
(b) sublease to Lessee the Land and lease to Lessee certain improvements to be constructed on the Land, (c) appoint Lessee as Lessor's agent to make such improvements (which improvements will be owned by Lessor), (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such improvements; and
(2) The Participants would participate in such lease facility by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.
B. Lessor and the Participants are willing to provide such lease facility upon the terms and subject to the conditions set forth herein.

AGREEMENT
        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.      INTERPRETATION.
        1.01.   Definitions.   Unless otherwise indicated in this Agreement
or any other Operative Document, each term set forth in Schedule 1.01, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in Schedule 1.01.
        1.02.   Rules of Construction.   Unless otherwise indicated in this
Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 shall apply to this Agreement and the other Operative Documents.

SECTION 2.      LEASE FACILITY.
        2.01.   Acquisition, Lease, Amount Limitations, Etc.
        (a) Acquisition, Lease, Etc. Subject to the terms and conditions of this Agreement (including the limitations set forth in Subparagraph 2.01(b)):
        (i) On a date specified by Lessee pursuant to Subparagraph 2.03(a) for the acquisition by Lessor of its leasehold interest in the Land (the "Closing Date"):
        (A) Lessor and Lessee shall execute a ground lease in the form of Exhibit N (the "Ground Lease"), pursuant to which Lessee leases to Lessor the Land;
and
        (B) Immediately upon the execution by Lessor and Lessee of the Ground Lease, Lessor and Lessee shall execute (1) a Lease Agreement in the form of Exhibit B (the "Lease Agreement"), pursuant to which
Lessor leases to Lessee Lessor's leasehold interest in the Land and Lessor's rights in the improvements to the Land; (2) a Purchase Agreement in the form of Exhibit C (the "Purchase Agreement"), pursuant to which Lessor grants to Lessee the right to purchase such improvements to the Land and (3) a Construction
Agency Agreement in the form of Exhibit D (the
"Construction Agency Agreement"), pursuant to which Lessee agrees to construct the improvements to such property; and
        (ii) During the period (the "Commitment Period") beginning on the date of this Agreement and ending on December 1, 1999 (the "Outside Completion Date") or, if earlier, the first Business Day of the first full calendar month immediately succeeding the earlier of (A) the Completion Date and (B) the date on which the Unused Total
Commitment is $0 (the earlier of the Outside Completion Date and such first Business Day to be referred to as the "Commitment Termination Date"), Lessor shall, at the request of Lessee, make advances to Lessee (with funds provided by the Participants) to pay Permitted Improvement Costs and Permitted Transaction Expenses ("Improvement/Expense
Advances").
        (b) Amount Limitations. The advance made by Lessor to acquire its leasehold interest in the Land pursuant to the Ground
Lease and to acquire any other initial property on the Closing
Date (the "Acquisition Advance") and the Improvement/Expense
Advances made by Lessor (the Acquisition Advances and the Improvement/Expense Advances to be referred to collectively as the "Advances") shall be subject to the following limitations:
(i) The aggregate amount of the Acquisition Advance made by Lessor on the Closing Date shall not exceed the Closing Date Appraisal for the Property;
(ii) Until February 27, 1998, the aggregate amount of all Advances made by Lessor (including the Acquisition
Advance and all Improvement/Expense Advances) shall not exceed $3,000,000;
        (iii) After February 27, 1998, the aggregate amount of all Advances made by Lessor (including the Acquisition
Advance and all Improvement/Expense Advances) shall not exceed the lesser of (A) Sixty Million Dollars ($60,000,000)
(the "Total Commitment") and (B) the Expiration Date
Appraisal for the Property; and
(iv) The aggregate amount of all Advances made by Lessor (including the Acquisition Advance and all
Improvement/Expense Advances) during the period (the "364-
Day Commitment Period") beginning on the date of this Agreement and ending on December 4, 1998 (the "364-Day
Commitment Termination Date") shall not exceed Thirty
Million Dollars ($30,000,000) (the "364-Day Commitment").
Of the Total Commitment, Thirty Million Dollars ($30,000,000) (the "Two-Year Commitment") is available at any time during the entire Commitment Period. Unless otherwise directed by Lessee, all Advances made by Lessor on or prior to the 364-Day Commitment
Termination Date shall be allocated first to the 364-Day
Commitment and, after the 364-Day Commitment is reduced to zero, to the Two-Year Commitment. All Advances made by Lessor after the 364-Day Commitment Termination Date shall be allocated to the Two-
Year Commitment, whether or not the 364-Day Commitment has been reduced to zero.
        (c)     Expiration Date Appraisal.  Not later than February
27, 1998, Lessee shall deliver to Lessor an Expiration Date
Appraisal for the Property, dated as of a recent date and in form and substance satisfactory to Lessor and Agent.
(d)     Tranches.  Each Advance shall consist of a Tranche A
Portion, a Tranche B Portion and a Tranche C Portion. For accounting purposes, the Tranche A Portion and Tranche B Portion of each Advance shall constitute debt and the Tranche C Portion shall constitute equity.
        2.02.   Participation Agreement.
        (a) Advances. Each Participant severally, unconditionally and irrevocably agrees with Lessor to participate in each Advance made by Lessor in an amount equal to such Participant's
Proportionate Share of such Advance; provided, however, that the aggregate amount of each Participant's Proportionate Share of all Advances shall not exceed such Participant's Commitment. Each
Participant shall fund its Proportionate Share of each Advance as provided in Subparagraph 2.05(a). Each Participant's
Proportionate Share of each Advance shall consist of such Participant's Tranche A Portion, Tranche B Portion and Tranche C
Portion of such Advance.
        (b) Payments. In consideration of each Participant's participation in each Advance made by Lessor, such Participant shall participate in the payments made by Lessee under this Agreement and the other Operative Documents as provided in Paragraph 2.06.
        (c)     Other Rights of Participants and Agent.
        (i)     Until all amounts payable to Agent and
Participants under this Agreement and the other Operative
Documents are paid in full, Lessee shall deliver all notices for Lessor under this Agreement and the other Operative
Documents to Agent at the office or facsimile number and during the hours specified in Paragraph 7.01. Agent shall promptly furnish to Lessor and each Participant copies of each such notice and, in the case of each request for an Advance, shall notify each Participant of the amount of such Participant's Proportionate Share of the Advance requested thereby.
        (ii) Lessor is not an agent for Participants or Agent and may exercise or refrain from exercising its rights under this Agreement and the other Operative Documents in its discretion; provided, however that, until all amounts payable to Agent and Participants under this Agreement and the other Operative Documents are paid in full, (A) Lessor shall, subject to the limitations set forth in Section VI, be required to act or to refrain from acting upon instructions of the Required Participants as provided in Paragraph 6.03 and (B) Agent may exercise any or all of the rights and remedies of Lessor, and shall be entitled to the other benefits afforded Lessor, under this Agreement and the other Operative Documents.
        (iii) Neither Agent nor any Participant shall have any right, title or interest in the Property except for the Lien therein granted to Agent, for the benefit of the Participants, in the Lessor Deed of Trust, the Assignment of Lease and the Lessor Security Agreement.
        2.03.   Advance Requests.
        (a) Acquisition Request. Lessee shall request Lessor to enter into the Ground Lease and make the Acquisition Advance by delivering to Agent an irrevocable written request in the form of Exhibit E, appropriately completed (the "Acquisition Request"), which specifies, among other things:
        (i)     The date selected by Lessor as the Acquisition
Date for the Land, which shall be a date that is a Business
Day on or prior to December 31, 1997; and
        (ii) The amount of the Acquisition Advance, including the amount of the Acquisition Price and the Permitted
Transaction Expenses included in such Acquisition Advance.
        (b) Improvement/Expense Advance Requests. Lessee shall request Lessor to make each Improvement/Expense Advance by delivering to Lessor:
        (i) An irrevocable written request in the form of Exhibit F, appropriately completed (an "Improvement/Expense
Advance Request"), which specifies, among other things:
        (A) The amount of such Advance, which shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof;
        (B) The date of such Advance, which shall be the first Business Day of a month; and
        (C)     The Permitted Improvement Costs and
Permitted Transaction Expenses to be paid by such Advance; and
        (ii) If the proceeds of such Advance are to be used to purchase Related Goods:
        (A)     A Supplement to Exhibit B to the Lease
Agreement in the form of Exhibit B(1) to the Lease
Agreement (an "Exhibit B Supplement"), which contains a detailed description of such Related Goods; and
        (B) Bills of sale for all such Related Goods showing Lessor as the purchaser.
Lessee shall not request more than one (1) Improvement/Expense
Advance in any calendar month.
        (c) Delivery of Advance Requests. Etc. Lessee shall deliver the Acquisition Request to Lessor at least three (3)
Business Days before the Closing Date. Lessee shall deliver each Improvement/Expense Advance Request to Lessor at least three (3)
Business Days before the date of such Advance.  The Acquisition
Request and Improvement/Expense Advance Requests (collectively,
"Advance Requests") shall be delivered by first-class mail or facsimile as required by Subparagraph 2.02(c) and Paragraph 7.01; provided, however, that Lessee shall promptly deliver to Lessor the original of any Advance Request initially delivered by facsimile.
        (d)     Capitalization of Base Rent During Commitment Period.
On each Scheduled Rent Payment Date occurring under the Lease
Agreement during the Commitment Period, the Base Rent due on such Scheduled Rent Payment Date shall be capitalized by automatically treating the amount of such Base Rent as an Improvement/Expense
Advance made on such Scheduled Rent Payment Date. Agent shall notify Lessor and each Participant of the amount of the Base Rent due on each such Scheduled Rent Payment Date and so treated as an Improvement/Expense Advance.
        2.04.   Fees.
        (a) Agent's Fees. Lessee shall pay to Agent, for its own account, agent's fees in the amounts and at the times set forth in the Agent's Fee Letter (the "Agent's Fees").
        (b) Commitment Fees. Lessee shall pay to Agent, for the ratable benefit of the Participants as provided in clause (ii) of Subparagraph 2.06(c), commitment fees (the "Commitment Fees") as follows:
(i) Lessee shall pay Commitment Fees of one hundred seventy-five thousandths of one percent (0.175%) per annum on the daily average Unused 364-Day Commitment for the 364-
Day Commitment Period.
(ii) Lessee shall pay Commitment Fees of two hundred seventy-five thousandths of one percent (0.275%) per annum on the daily average Unused Two-Year Commitment for the entire Commitment Period.
Lessee shall pay the Commitment Fees in arrears on the last
Business Day in each February, May, August and November
(commencing February 27, 1998) and on the Commitment Termination
Date (or if the Total Commitment is cancelled on a date prior to such day, on such prior date).
        (c) 364-Day Commitment Extension Fee. If Lessor and the Participants consent to any extension of the 364-Day Commitment Termination Date requested by Lessee pursuant to Subparagraph
2.09(a), Lessee shall pay to Agent, for the ratable benefit of Lessor and the Participants as provided in clause (iii) of Subparagraph 2.06(c), an extension fee (the "364-Day Commitment
Extension Fee") equal to one tenth of one percent (0.10%) of the Unused 364-Day Commitment on the original 364-Day Commitment
Termination Date.  Lessee shall pay the 364-Day Commitment
Extension Fee on or prior to the original 364-Day Commitment
Termination Date.
        2.05.   Funding of Advances.
        (a)     Participant Funding and Disbursement.  Each
Participant shall, before 11:00 a.m. on the date of each Advance, make available to Agent at its office specified in Paragraph 7.01, in same day or immediately available funds, such Participant's Proportionate Share of such Advance. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section III, Agent will promptly disburse such funds on behalf of Lessor, in same day or immediately available funds, as directed by Lessee in the Advance Request for such Advance.
        (b) Participant Failure to Fund. Unless Agent shall have received notice from a Participant prior to the date of any Advance that such Participant will not make available to Agent such Participant's Proportionate Share of such Advance, Agent may assume that such Participant has made such portion available to Agent on the date of such Advance in accordance with Subparagraph
2.05(a), and Agent may, in reliance upon such assumption, disburse the full amount of such Advance on such date; provided, however, that neither Agent nor Lessor shall have any obligation to make an Advance requested hereunder in an amount which exceeds the aggregate amount of funds actually received by Agent from the Participants on account of their respective Proportionate Shares of such Advance. If any Participant does not make the amount of its Proportionate Share of any Advance available to Agent on or prior to the date such Advance is made, Agent promptly shall notify such Participant of such failure and such Participant shall pay to Agent, on demand, interest which shall accrue on such amount until made available to Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Advance through the third Business Day thereafter and (ii) the Base Rate plus two percent (2.0%) thereafter. A certificate of Agent submitted to any Participant with respect to any amounts owing under this Subparagraph 2.05(b) shall be conclusive absent manifest error. If any Participant's Proportionate Share of any Advance is not in fact made available to Agent by such Participant within three (3) Business Days after the date of such Advance, Lessee shall pay to Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Lessee until the date such amount is repaid to Agent, at a per annum rate equal to the Base Rate.
        (c) Participants' Obligations Several. The failure of any Participant to fund its Proportionate Share of any Advance shall not relieve any other Participant of its obligation hereunder to fund its Proportionate Share of such Advance, and no Participant shall be responsible for the failure of any other Participant to fund its Proportionate Share of any Advance on the date of such Advance.
        2.06.   Sharing of Payments.
        (a) Outstanding Lease Amount. Lessor shall share payments applied to reduce the Outstanding Lease Amount as follows:
        (i) Each payment of the Outstanding Lease Amount derived from the purchase price paid by Lessee (or an Assignee Purchaser) to purchase the Property pursuant to the Purchase Agreement shall be shared by the Participants pro rata according to their respective Outstanding Participation
Amounts at the time of such payment.
        (ii) Each payment of the Outstanding Lease Amount derived from the Residual Value Guaranty Amount paid by Lessee pursuant to the Purchase Agreement shall be shared first by the Tranche A Participants pro rata according to their respective Outstanding Tranche A Participation Amounts at the time of such payment; second, if any amounts remain after all Outstanding Tranche A Participation Amounts are paid in full, by the Tranche B Participants pro rata according to their respective Outstanding Tranche B
Participation Amounts at the time of such payment; and third, if any amounts remain after all Outstanding Tranche A
Participation Amounts and all Outstanding Tranche B
Participation Amounts are paid in full, by the Tranche C
Participants pro rata according to their respective
Outstanding Tranche C Participation Amounts at the time of such payment.
        (iii) Each payment of the Outstanding Lease Amount derived from:
        (A)     the purchase price paid by a Designated
Purchaser to purchase the Property pursuant to the Purchase Agreement;
        (B)     the Indemnity Amount paid by Lessee
pursuant to the Purchase Agreement; or
        (C) Casualty Proceeds or Condemnation Proceeds related to any of the Property;
Shall be shared first by the Tranche B Participants pro rata according to their respective Outstanding Tranche B
Participation Amounts at the time of such payment; second, if any amounts remain after all Outstanding Tranche B
Participation Amounts are paid in full, by the Tranche A
Participants pro rata according to their respective
Outstanding Tranche A Participation Amounts at the time of such payment; and third, if any amounts remain after all Outstanding Tranche B Participation Amounts and all
Outstanding Tranche A Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective Outstanding Tranche C Participation Amounts at the time of such payment.
        (iv) Each payment of the Outstanding Lease Amount derived from the purchase price paid by any other Person to purchase the Property (whether after the retention of such Property by Lessor following the Expiration Date of the Lease Agreement, upon foreclosure or otherwise) shall be shared first by the Tranche B Participants pro rata according to their respective Outstanding Tranche B
Participation Amounts at the time of such payment; second, if any amounts remain after all Outstanding Tranche B
Participation Amounts are paid in full, by the Tranche A
Participants pro rata according to their respective
Outstanding Tranche A Participation Amounts at the time of such payment; and third, if any amounts remain after all Outstanding Tranche B Participation Amounts and all
Outstanding Tranche A Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective Outstanding Tranche C Participation Amounts at the time of such payment.
        (v) Each payment of the Outstanding Lease Amount derived from Cash Collateral shall be shared (i) by the Tranche A Participants alone pro rata according to their respective Outstanding Tranche A Participation Amounts at the time of such payment if such payment is made after the purchase of the Property by a Designated Purchaser pursuant to the Marketing Option in the Purchase Agreement or (ii) by all Participants pro rata according to their respective
Outstanding Participation Amounts at the time of such payment if such payment is made in any other circumstance.
        (b) Base Rent. Lessor shall share each payment applied to Base Rent among the Participants which funded the Outstanding
Lease Amount pro rata according to (i) the respective Outstanding Participation Amounts so funded by such Participants and (ii) the dates on which such Participants so funded such amounts.
        (c) Supplemental Rent. Lessor shall share each payment applied to Supplemental Rent among the Lessor Parties as follows:
        (i) Each payment applied to Agent's Fees shall be solely for the account of Agent.
        (ii) Each payment applied to Commitment Fees shall be shared by the Participants pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Participant which becomes a Participant hereunder after the date hereof, the date upon which such Participant so became a Participant.
        (iii)   Each payment applied to the 364-Day Commitment
Extension Fee shall be shared by the Participants pro rata according to their respective Proportionate Shares on the date of such payment.
        (iv)    Each payment applied to reimburse any Lessor
Party for any fees, costs and expenses incurred by such Lessor Party shall be solely for the account of such Lessor
Party.
        (v) Each payment of interest (other than Base Rent) shall be shared among the Lessor Parties owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lessor Parties and (B) the dates on which such amounts became owing to such Lessor
Parties.
        (vi) All other payments under this Agreement and the other Operative Documents shall be for the benefit of the Person or Persons specified.
        (d) Disproportionate Payments, Etc. If any Participant shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of amounts owed to it in excess of its ratable share of payments on account of such amounts obtained by all Participants entitled to such payments, such Participant shall forthwith purchase from the other Participants such participations in the payments to be made under the Operative Documents as shall be necessary to cause such purchasing Participant to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participant, such purchase shall be rescinded and each other
Participant shall repay to the purchasing Participant the purchase price to the extent of such recovery together with an amount equal to such other Participant's ratable share (according to the proportion of (i) the amount of such other Participant's required repayment to (ii) the total amount so recovered from the purchasing Participant) of any interest or other amount paid or payable by the purchasing Participant in respect of the total amount so recovered. Lessee agrees that any Participant so purchasing a participation from another Participant pursuant to this Subparagraph 2.06(d) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Participant were the direct creditor of Lessee in the amount of such participation.
        2.07.   Other Payment Terms.
        (a) Place and Manner of Payments by Lessee. Lessee shall make all payments due to any Lessor Party under this Agreement and the other Operative Documents by payments to Agent, for the account of such Person, at Agent's office, located at the address specified in Paragraph 7.01, with each payment due to a Participant to be for the account of such Participant's Applicable Participating Office. Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due. Agent shall promptly disburse to the appropriate Person each such payment received by Agent for such Person.
        (b) Date. Whenever any payment due under this Agreement or any other Operative Document shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding
Business Day, and such extension of time shall be included in the computation of Rent, interest or fees, as the case may be.
Whenever this Agreement or any other Operative Document requires a payment to be made by Lessee but fails to specify a time for such payment to be made, such payment shall be due and payable thirty
(30) days after demand for such payment is made upon Lessee by the applicable party.
        (c) Late Payments. If any amounts required to be paid by Lessee under this Agreement or any other Operative Document
(including Rent, interest, fees or other amounts) remain unpaid after such amounts are due, Lessee shall pay a late payment charge on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate plus two percent (2.0%), such rate to change from time to time as the Base Rate shall change.
        (d) Application of Payments. All payments under this Agreement and the other Operative Documents shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or any other Operative Document, second to the accrued
Base Rent then due and payable under this Agreement or any other
Operative Document and finally to reduce the Outstanding Lease
Amount.
        (e) Failure to Pay Agent. Unless Agent shall have received notice from Lessee at least one (1) Business Day prior to the date on which any payment is due to Lessor or the Participants under this Agreement or the other Operative Documents that Lessee will not make such payment in full, Agent may assume that Lessee has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to the appropriate Persons on such due date an amount equal to the amount then due such Persons. If and to the extent Lessee shall not have so made such payment in full to Agent, each such Person shall repay to Agent forthwith on demand such amount distributed to such Person together with interest thereon, for each day from the date such amount is distributed to such Person until the date such Person repays such amount to Agent, at (i) the Federal Funds Rate for the first three (3) days and (ii) the Base Rate plus two percent (2.0%) thereafter, such rate to change from time to time as the Base Rate shall change. A certificate of Agent submitted to any Person with respect to any amounts owing by such Person under this Subparagraph 2.07(e) shall be conclusive absent manifest error.
2.08.   Commitment Reductions.
        (a) Reduction or Cancellation of Commitments. Lessee may, at any time prior to the 364-Day Commitment Termination Date in the case of the 364-Day Commitment or the Commitment Termination
Date in the case of the Two-Year-Day Commitment, upon five (5)
Business Days written notice to Lessor, permanently reduce the 364-Day Commitment or the Two-Year Commitment by the amount of One
Million Dollars ($1,000,000) or an integral multiple of One
Hundred Thousand Dollars ($100,000) in excess thereof or cancel the 364-Day Commitment or the Two-Year Commitment in its entirety.
Any reduction of the 364-Day Commitment or the Two-Year Commitment shall result in a corresponding reduction of the Total Commitment.
        (b) Effect of Commitment Reductions. From the effective date of any reduction of the 364-Day Commitment or the Two-Year Commitment, the Commitment Fees shall be computed on the basis of the 364-Day Commitment or the Two-Year Commitment as so reduced.
Once reduced or cancelled, the 364-Day Commitment, the Two-Year
Commitment and the Total Commitment may not be increased or reinstated without the prior written consent of Lessor and all Participants. Any reduction of the 364-Day Commitment, the Two-
Year Commitment or the Total Commitment pursuant to this Paragraph
2.08 shall be applied ratably to reduce each Participant's
Commitment pro rata in accordance with its Proportionate Share.
        2.09.   Extensions.
        (a)     364-Day Commitment Extension.  Lessee may request
Lessor to extend the 364-Day Commitment Termination Date for an additional period of six (6) months by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit G(1) (a " 364-Day Commitment Extension Request"). Lessee shall deliver the 364-Day Commitment Extension Request to Agent not more than three (3) months and not less than two (2) months before the original 364-Day Commitment Termination Date. Agent shall promptly deliver to Lessor and each Participant three (3) copies of each 364-Day Commitment Extension Request received by Agent. If Lessor or a Participant, in its sole and absolute discretion, consents to the 364-Day Commitment Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of the 364-Day Commitment Extension Request to Agent not later than the last Business Day which is not less than fifteen (15) Business Days prior to the original 364-Day
Commitment Termination Date.  Any failure by Lessor or any
Participant so to execute and return a 364-Day Commitment
Extension Request shall be deemed a denial thereof. If Lessee shall deliver a 364-Day Commitment Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(a), then not later than ten (10) Business Days prior to the original 364-
Day Commitment Termination Date, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the 364-Day Commitment Extension Request executed by Lessor and each Participant, in which case the definition of "
364-Day Commitment Termination Date" set forth in Subparagraph
2.01(a) shall be deemed extended to the date which is six (6) months after the original 364-Day Commitment Termination Date
(subject to receipt by Agent of the 364-Day Commitment Extension
Fee), or (ii) Agent has not received a copy of the 364-Day
Commitment Extension Request executed by Lessor and each Participant, in which case such 364-Day Commitment Extension
Request shall be deemed denied.  Lessee acknowledges that neither
Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the 364-Day Commitment Termination
Date at any time.
        (b) Lease Extension. Lessee may, as provided herein but not more than three (3) times, request Lessor to extend the Scheduled Expiration Date of the Lease Agreement for an additional period of one (1) year by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit G(2), together with an attachment thereto setting forth the terms upon which Lessee would propose for the requested extension (a "Lease
Extension Request").  Lessee shall deliver each Lease Extension
Request to Agent not more than nine (9) months and not less than six (6) months before the then current Scheduled Expiration Date.
Agent shall promptly deliver to Lessor and each Participant three
(3) copies of each Lease Extension Request received by Agent.  If
Lessor or a Participant, in its sole and absolute discretion, consents to a Lease Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of such Lease Extension Request to Agent not later than the last Business
Day which is not less than five (5) months prior to the then current Scheduled Expiration Date. Any failure by Lessor or any Participant so to execute and return a Lease Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Lease Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(b), then not later than the last Business Day which is not less than four (4) months prior to the then current
Scheduled Expiration Date, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the Lease Extension Request executed by Lessor and each Participant, in which case the definition of "Scheduled Expiration
Date" set forth in Subparagraph 2.02(a) of the Lease Agreement shall be deemed extended to the date which is one (1) year after the then current Scheduled Expiration Date (subject to the receipt by Agent of any amounts payable by Lessee in connection with such extension), or (ii) Agent has not received a copy of the Lease
Extension Request executed by Lessor and each Participant, in which case such Lease Extension Request shall be deemed denied.
Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Scheduled Expiration Date at any time.
        2.10. Nature of the Transactions. Lessee and the Lessor Parties intend that the transactions evidenced by this Agreement and the other Operative Documents constitute operating leases pursuant to FASB 13 for accounting purposes and loans secured by the Property for other purposes, including federal, state and local income tax purposes and commercial, real estate and bankruptcy law purposes. To the extent that this Agreement and the other Operative Documents reflect the lease form alone, they do so for convenience only. Lessee and the Lessor Parties intend that the Operative Documents have the dual form referred to in the first sentence of this paragraph, notwithstanding the use of the lease form alone.
        (a) Tax Treatment. For purposes of all income, franchise and other taxes imposed upon or measured by income, Lessee and Lessor Parties intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants
(through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Lessee and the Lessor Parties may only take deductions, credits, allowances and other reporting positions on their respective returns, reports and statements which are consistent with such treatment, unless required to do otherwise by an appropriate taxing authority or after a clearly applicable change in applicable Governmental Rules; provided, however, that if an appropriate taxing authority or a clearly applicable change in applicable Governmental Rules requires any Lessor Party to take such an inconsistent position, such Lessor Party shall promptly notify Lessee.
        (b) Other Legal Treatment. For purposes of commercial law, real property law, bankruptcy law and other applicable laws, Lessee and Lessor Parties also intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Consistent with such treatment, Lessee and the Lessor Parties intend that, among other things for such purposes, (i) the Advances be treated as loans to Lessee by the Participants (through Lessor); (ii) the Advances be secured by the Property and the Lessor Parties have the rights and remedies of secured lenders; (iii) Base Rent be treated as interest on the Advances; (iv) Lessee be required to pay on the Expiration Date only the Residual Value Guaranty
Amount, the Indemnity Amount and the other amounts required by Subparagraph 4.06(b) of the Purchase Agreement (or Subparagraph
4.06(c) if Lessor is retaining the Property) if Lessee exercises the Marketing Option in accordance with the Purchase Agreement;
and (v) Lessee be required to pay on the Expiration Date the Outstanding Lease Amount and all other amounts outstanding under this Agreement and the other Operative Documents (including amounts required by Subparagraph 4.06(a) of the Purchase
Agreement) if the Lease Agreement is terminated prior to its Scheduled Expiration Date after an Event of Default occurs under the Lease Agreement or if Lessee fails to or is otherwise not entitled to exercise the Marketing Option in accordance with the Purchase Agreement.
        (c) No Reliance by Lessee. Lessee acknowledges and agrees that no Lessor Party has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.
        (d) Modification of Operative Documents. Lessee and the Lessor Parties shall amend or modify this Agreement and the other Operative Documents to the extent necessary for the transaction evidenced by this Agreement and the other Operative Documents to qualify as an operating lease pursuant to FASB 13 for accounting purposes if, and only if, such amendments and modifications do not adversely affect either Lessee or any Lessor Party.
        2.11.   Security.
        (a)     Lessee Obligations.
        (i) To the extent that the transaction evidenced by the Lease Agreement, Purchase Agreement and other Operative
Documents is treated as a loan by the Participants (through
Lessor) to Lessee secured by the Property, with Lessee as owner of the Property pursuant to Paragraph 2.10, the Lessee
Obligations shall be secured by the Real Property Collateral and the Personal Property Collateral (collectively, the
"Property Collateral") as provided in Subparagraphs 2.07(a) and 2.07(b) of the Lease Agreement and in an Assignment of Construction Agreements in the form of Exhibit H, duly executed by Lessee (the "Assignment of Construction
Agreements").
                (ii) In addition to the Property Collateral, the Lessee Obligations shall be secured by a Cash Collateral
Agreement in the form of Exhibit I, duly executed by Lessee
(the "Cash Collateral Agreement") and Cash Collateral delivered to Agent or Participants pursuant to the Cash
Collateral Agreement as provided below:
(A) To the extent such Cash Collateral is not then held by Agent or Participants pursuant to the Cash Collateral Agreement, Lessee shall deliver to
Agent or Participants pursuant to the Cash Collateral
Agreement:
(1)     Cash Collateral in an amount not
less than 100% of the total Tranche A
Proportionate Share of the Outstanding Lease
Amount at any time Lessee elects, pursuant to Subparagraph 3.02(l) of the Purchase Agreement, to exercise the Marketing Option after Lessor notifies Lessee that Lessor is terminating the Lease Agreement on a Termination Date that is prior to the Scheduled Expiration Date and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default; and
(2)     Cash Collateral in an amount not
less than 100% of the total Outstanding Lease
Amount on or prior to August 31, 2002.
(B)     Lessee may, at Lessee's election at any
other time, deliver to Agent or Participants pursuant to the Cash Collateral Agreement Cash Collateral to decrease the Applicable Margin for the LIBOR Rental
Rate under the Lease Agreement. If Lessee elects to deliver any Cash Collateral pursuant to the Cash
Collateral Agreement to decrease the Applicable Margin for the LIBOR Rental Rate, Lessee shall deliver to Agent, five (5) Business Days' prior to the delivery of such Cash Collateral, notice of such election and shall deliver such Cash Collateral only on a Scheduled
Rent Payment Date under the Lease Agreement.
At the time Lessee delivers any Cash Collateral to Agent or Participants pursuant to this clause (ii), Lessee also shall deliver to Lessor a favorable written opinion of its counsel, in form and substance reasonably satisfactory to Lessor and Agent but subject to customary qualifications and assumptions, to the effect that the Cash Collateral
Agreement is a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms, and that Lessor has a perfected security interest in the Cash Collateral.
Lessee may not withdraw any Cash Collateral required to be delivered pursuant to clause (A) above until the Expiration
Date of the Lease Agreement and the satisfaction in full of all Lessee Obligations. Lessee may withdraw Cash Collateral delivered and held pursuant to clause (B) above only as provided in the Cash Collateral Agreement.
        (iii) Lessee shall deliver to Lessor and Agent such additional mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Lessor or Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Lessor or Agent in the Property Collateral and Cash Collateral prior to the Liens or other interests of any Person, except in the case of the Property Collateral for Permitted Property Liens; and (B) otherwise establish, maintain, protect and evidence the rights provided to Lessor and Agent in the Property Collateral and Cash Collateral.
Lessee shall fully cooperate with Lessor and Agent and perform all additional acts reasonably requested by Lessor or Agent to effect the purposes of this Subparagraph
2.11(a).
        (b)     Lessor Obligations.
        (i) The Lessor Obligations shall be secured by the following:
        (A)     An Assignment of Lease Agreement and
Purchase Agreement in the form of Exhibit J, duly executed by Lessor (the "Assignment of Lease");
        (B)     A Construction Deed of Trust with
Assignment of Rents, Security Agreement and Fixture
Filing in the form of Exhibit K, duly executed by Lessor (the "Lessor Deed of Trust"); and
        (C)     A Security Agreement in the form of
Exhibit L, duly executed by Lessor (the "Lessor
Security Agreement").
        (ii) Lessor shall deliver to Agent such additional mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Agent in Lessor's rights in the Property Collateral and Cash Collateral; and (B) otherwise establish, maintain, protect and evidence the rights provided to Agent in the Property Collateral and Cash Collateral. Lessor shall fully cooperate with Agent and perform all additional acts reasonably requested by Agent to effect the purposes of this Subparagraph 2.11(b).
        (iii) Lessee hereby consents to the Assignment of Lease, the Lessor Deed of Trust and the Lessor Security
Agreement; the Liens granted to Agent therein; and all other
Liens granted to Agent in any of the Operative Documents and the Property to secure the Lessor Obligations.
        2.12.   Change of Circumstances.
        (a) Inability to Determine Rates. If, on or before the first day of any Rental Period, (i) any Participant shall advise
Agent that the LIBOR Rental Rate for such Rental Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) Majority Participants shall advise Agent that the LIBOR Rental Rate for such Rental Period does not adequately and fairly reflect the cost to such Participants of funding their shares of the Outstanding Lease Amount, Agent shall immediately give notice of such condition to Lessee, Lessor and the other Participants. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that the circumstances giving rise to such condition no longer exist), the LIBOR Rental Rate shall be unavailable and the Rental Rate for each new Rental Period shall be the Alternate Rental Rate.
        (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental
Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental
Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental
Rule by any Governmental Authority, or compliance by Lessor or any Participant with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Participant to fund or maintain its portion of the Outstanding Lease Amount at the LIBOR Rental Rate, such Participant shall immediately notify
Agent and Agent shall immediately notify Lessee, Lessor and the other Participants of such Change of Law. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that such Change of Law is no longer in effect), the LIBOR
Rental Rate shall be unavailable and the Rental Rate for each Rental Period shall be the Alternate Rental Rate.
        (c) Increased Costs. If, after the date of this Agreement, any Change of Law:
        (i) Shall subject Lessor or any Participant to any tax, duty or other charge with respect to the Outstanding
Lease Amount, or shall change the basis of taxation of Base
Rent payments by Lessee to Lessor or any Participant under this Agreement or any other Operative Document (except for changes in the rate of taxation on the overall net income of Lessor or any Participant imposed by its jurisdiction of incorporation or any jurisdiction in which it maintains an office); or
        (ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR
Rental Rate), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lessor or any Participant for its portion of the Outstanding Lease Amount; or
        (iii) Shall impose on Lessor or any Participant any other condition related to the Outstanding Lease Amount, Base Rent or Lessor's or such Participant's commitments hereunder;
And the effect of any of the foregoing is to increase the cost to Lessor or such Participant of funding or maintaining its portion of the Outstanding Lease Amount or commitments or to reduce any amount receivable by Lessor or such Participant hereunder; then
Lessee shall from time to time within thirty (30) days after demand by Lessor or such Participant, pay to Lessor or such Participant additional amounts sufficient to reimburse Lessor or such Participant for such increased costs or to compensate Lessor or such Participant for such reduced amounts; provided, however, that Lessee shall have no obligation to make any payment to any demanding party under this Subparagraph 2.12(c) on account of any such increased costs or reduced amounts relating to any Rental
Period that ended more than six (6) months prior to such demanding party's first demand for payment (or, if any increased costs or reduced amounts do not relate to a particular Rental Period, on account of any such increased costs or reduced amounts realized by the demanding party more than six (6) months prior to its first demand for payment). A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by Lessor or such Participant to Lessee shall constitute prima facie evidence of such costs or amounts. The obligations of Lessee under this Subparagraph 2.12(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.
        (d) Capital Requirements. If, after the date of this Agreement, Lessor or any Participant determines that (i) any Change of Law affects the amount of capital required to be maintained by such Person or any other Person controlling such Person (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Person or such other Person which is attributable to or based upon the Advances, the commitments or this Agreement must be increased as a result of such Capital
Adequacy Requirement (taking into account such Person's or such other Person's policies with respect to capital adequacy), Lessee shall pay to such Person or such other Person, within thirty (30)
Business Days after demand of such Person, such amounts as such Person or such other Person reasonably shall determine are necessary to compensate such Person or such other Person for the increased costs to such Person or such other Person of such increased capital; provided, however, that Lessee shall have no obligation to make any payment to any demanding party under this Subparagraph 2.12(d) on account of any such increased costs relating to any Rental Period that ended more than six (6) months prior to such demanding party's first demand for payment (or, if any increased costs or reduced amounts do not relate to a particular Rental Period, on account of any such increased costs or reduced amounts realized by the demanding party more than six
(6) months prior to its first demand for payment). A certificate of Lessor or any Participant setting forth in reasonable detail the computation of any such increased costs, delivered by such Person to Lessee shall constitute prima facie evidence of such costs. The obligations of Lessee under this Subparagraph 2.12(d) shall survive the payment and performance of the Lessee
Obligations and the termination of this Agreement.
        (e) Mitigation. If Lessor or any Participant becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount at the LIBOR Rental Rate or (ii) any
Change of Law or other event or condition which will obligate
Lessee to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d), such Person shall notify Lessee and Agent thereof as promptly as practical. If any Person has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Person shall notify Lessee and Agent thereof as promptly as practical. Each Person affected by any Change of Law which makes it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease
Amount at the LIBOR Rental Rate or to which Lessee is obligated to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph
2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Participating Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Lessee is obligated to pay pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) if, in the reasonable opinion of such Person, such efforts would not be disadvantageous to such Person.
        2.13.   Taxes on Payments.
        (a) Payments Free of Taxes. All payments made by Lessee under this Agreement and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Indemnified Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. If any Indemnified Taxes are required to be withheld from any amounts payable to any Lessor Party hereunder or under the other Operative Documents, the amounts so payable to such Lessor Party shall be increased to the extent necessary to yield to such Lessor Party (after payment of all Indemnified
Taxes) the Base Rent or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Operative Documents. Whenever any Indemnified Taxes are payable by Lessee, as promptly as possible thereafter, Lessee shall send to Agent for its own account or for the account of Lessor or such Participant, as the case may be, a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor
Parties as a result of any such failure. The obligations of Lessee under this Subparagraph 2.13(a) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.
        (b) Withholding Exemption Certificates. On or prior to the Closing Date or, if such date does not occur within thirty
(30) days after the date of this Agreement, by the end of such 30-day period, Lessor, if it is not incorporated under the laws of the United States of America or a state thereof, and each Participant which is not incorporated under the laws of the United
States of America or a state thereof shall deliver to Lessee and Agent two duly completed copies of United States Internal Revenue
Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that Lessor or such Participant, as the case may be, is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes. Each Person which delivers to Lessee and Agent a Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to Lessee and Agent two further copies of Form 1001 or 4224 (or successor applicable forms), or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Lessee and Agent, and such extensions or renewals thereof as may reasonably be requested by Lessee or Agent, certifying in the case of a Form 1001 or 4224 that such Person is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent Lessor or a Participant from duly completing and delivering any such form with respect to it and Lessor or such Participant advises Lessee and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
        (c) Mitigation. If any Lessor Party claims any additional amounts to be payable to it pursuant to this Paragraph 2.13, such Lessor Party shall use reasonable commercial efforts to file any certificate or document requested in writing by Lessee (including copies of Internal Revenue Service Form 1001 (or successor forms) reflecting a reduced rate of withholding) or to change the jurisdiction of its Applicable Participating Office if the making of such a filing or such change in the jurisdiction of its Applicable Participating Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of a Participant, in the case of a change in the jurisdiction of its Applicable Participating Office, such change would not be disadvantageous to such Person.
        (d) Tax Returns. Nothing contained in this Paragraph 2.13 shall require any Lessor Party to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).
        2.14. Funding Loss Indemnification. If Lessee shall (a) pay all or any portion of the Outstanding Lease Amount on any day other than the last day of a Rental Period therefor (whether an optional payment, a mandatory payment or otherwise) or (b) cancel or otherwise fail to consummate any Advance Request which has been delivered to Agent
(whether as a result of the failure to satisfy any applicable conditions or otherwise), Lessee shall, upon demand by Lessor or any Participant, reimburse such Person for and hold such Person harmless from all costs and losses incurred by such Person as a result of such payment, cancellation or failure. Lessee understands that such costs and losses may include, without limitation, losses incurred by Lessor or a Participant as a result of funding and other contracts entered into by such Person to fund its portion of the Outstanding Lease Amount. Each Person demanding payment under this Paragraph 2.14 shall deliver to Lessee, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Lessee shall constitute prima facie evidence of such costs and losses. The obligations of Lessee under this Paragraph 2.14 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.
        2.15. Replacement of Participants. If any Participant shall (a) become a Defaulting Participant more than once, (b) continue as a Defaulting Participant for more than five (5) Business Days at any time,
(c) deliver, pursuant to Subparagraph 2.12(b), a notice of a Change of Law which does not affect Majority Participants, or (d) demand any payment under Subparagraph 2.12(c), 2.12(d) or 2.13(a) for a reason which is not applicable to Majority Participants, then Agent may (or upon the written request of Lessee if no Event of Default has occurred and is continuing, shall) replace such Participant (the "affected Participant"), or cause such affected Participant to be replaced, with another financial institution (the "replacement Participant") satisfying the requirements of an Eligible Assignee under Subparagraph 7.05(b), by having the affected Participant sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to Subparagraph 7.05(b); provided, however, that if Lessee seeks to exercise such right, it must do so within sixty (60) days after it first receives notice of the event, condition or demand giving rise to such right, and no Lessor Party shall have any obligation to identify or locate a replacement Participant for Lessee. Upon receipt by any affected Participant of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.15, such affected Participant shall sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to an Assignment Agreement and Subparagraph 7.05(b) for a purchase price equal to the sum of its portion of the Outstanding Lease Amount, the accrued and unpaid portion of the Base Rent relating to such portion and its ratable share of all fees to which it is entitled.

SECTION 3.      CONDITIONS PRECEDENT.
        3.01. Acquisition Advance. The obligation of Lessor to enter into the Ground Lease and to make the Acquisition Advance (and the obligations of the Participants to fund their respective Proportionate Shares of the Acquisition Advance) is (are) subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance satisfactory to Lessor, Agent and each Participant, and with sufficient copies for, Lessor, Agent and each Participant.
        3.02. Improvement/Expense Advances. The obligation of Lessor to make each Improvement/Expense Advance (and the obligations of the Participants to fund their respective Proportionate Shares of such Advance) is (are) subject to (i) satisfaction of the conditions set forth in Paragraph 3.01, (ii) receipt by Agent pursuant to Paragraph
2.03 of the Advance Request for such Advance, appropriately completed and duly executed by Lessee, and (iii) receipt by Agent of date-down endorsements to Agent's and Lessor's title insurance policies or binders acceptable to Agent and Lessor.
        3.03. Other Conditions Precedent. The occurrence of each Credit Event (including the making of each Advance by Lessor and the funding of each Advance by the Participants) is subject to the further conditions that, on the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:
        (a) The representations and warranties of Lessee set forth in Paragraph 4.01 and in the other Operative Documents are true and correct in all material respects as if made on such date
(except for representations and warranties expressly made as of a specified date, which shall be true as of such date);
        (b) No Default has occurred and is continuing or will result from such Credit Event; and
        (c) All of the Operative Documents are in full force and effect.
The submission by Lessee to Lessor and Agent of each Advance Request, each Notice of Rental Period Selection and a Notice of Marketing Option Exercise shall be deemed to be a representation and warranty by Lessee that each of the statements set forth above in this Paragraph 3.03 is true and correct as of the date of such request and notice.
        3.04. Covenant to Deliver. Lessee agrees (not as a condition but as a covenant) to deliver to Lessor and Agent each item required to be delivered to Lessor and Agent as a condition to each Advance if such Advance is made. Lessee expressly agrees that the making of any Advance prior to the receipt by Lessor and Agent of any such item shall not constitute a waiver by Lessor, Agent or any Participant of Lessee's obligation to deliver such item, unless expressly waived in writing.

SECTION 4.      REPRESENTATIONS AND WARRANTIES.
        4.01. Lessee's Representations and Warranties. In order to induce the Lessor Parties to enter into this Agreement and the other Operative Documents to which they are parties, Lessee hereby represents and warrants to the Lessor Parties as follows:
        (a)     Due Incorporation, Qualification, etc.  Each of Lessee
and Lessee's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now
conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.
        (b) Authority. The execution, delivery and performance by Lessee of each Operative Document executed, or to be executed, by
Lessee and the consummation of the transactions contemplated thereby (i) are within the power of Lessee and (ii) have been duly authorized by all necessary actions on the part of Lessee.
(c)     Enforceability.  Each Operative Document executed, or
to be executed, by Lessee has been, or will be, duly executed and delivered by Lessee and constitutes, or will constitute, a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.
(d)     Non-Contravention.  The execution and delivery by
Lessee of the Operative Documents executed by Lessee and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to
Lessee; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate
(whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessee; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessee (except such Liens as may be created in favor of the Lessor Parties
pursuant to this Agreement or the other Operative Documents).
        (e)     Approvals.  No consent, approval, order or
authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in
connection with the execution and delivery of the Operative
Documents executed by Lessee and the performance and consummation by Lessee of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.
        (f)     No Violation or Default.  Neither Lessee nor any of
its Subsidiaries is in violation of or in default with respect to
(i) any Requirement of Law applicable to such Person; (ii) any
Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect.  Without limiting the generality of the foregoing, neither Lessee nor any of its Subsidiaries (A) has violated any Environmental Laws,
(B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse
Effect.  No Default has occurred and is continuing.
        (g)     Litigation.  No actions (including, without
limitation, derivative actions), suits, proceedings or
investigations are pending or, to the knowledge of Lessee,
threatened against Lessee or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessee of the Operative Documents or the transactions contemplated thereby.
        (h)     Title; Possession Under Leases.  Lessee and its
Subsidiaries own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to
Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this
Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Lessee and its
Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this
Agreement).  Such assets and properties are subject to no Lien, except for Permitted Liens.  Each of Lessee and its Subsidiaries
has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of Lessee and its Subsidiaries enjoys peaceful and undisturbed possession under such leases.
        (i)     Financial Statements.  The Financial Statements of
Lessee and its Subsidiaries which have been delivered to Agent,
(i) are in accordance with the books and records of Lessee and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with
GAAP; and (iii) fairly present the financial conditions and
results of operations of Lessee and its Subsidiaries as of the date thereof and for the period covered thereby.  Neither Lessee nor any of its Subsidiaries has any contingent obligations,
liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the audited
Financial Statements dated July 31, 1997, furnished by Lessee to
Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to clause (i) or (ii) of
Subparagraph 5.01.
        (j)     Equity Securities.  All outstanding Equity Securities
of Lessee are duly authorized, validly issued, fully paid and non-assessable. All Equity Securities of Lessee have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law.
        (k)     No Agreements to Sell Assets; Etc.  Except as
otherwise permitted by Subparagraph 5.02(c) or Subparagraph
5.02(d), neither Lessee nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Lessee or any of its Subsidiaries (other than sales in the ordinary course of business), or to effect any merger,
consolidation or other reorganization of Lessee or any of its
Subsidiaries or to enter into any agreement with respect thereto.
        (l)     Employee Benefit Plans.
        (i)     Based upon the latest valuation of each Employee
Benefit Plan that either Lessee or any ERISA Affiliate
maintains or contributes to, or has any obligation under
(which occurred within twelve months of the date of this
representation), the aggregate benefit liabilities of such
plan within the meaning of   4001 of ERISA did not exceed
the aggregate value of the assets of such plan.  Neither
Lessee nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee
Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.
(ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Lessee or any ERISA
Affiliate of any liability, fine or penalty that is reasonably likely to have a Material Adverse Effect. Each
Employee Benefit Plan, related trust agreement, arrangement and commitment of Lessee or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee
Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit that is reasonably likely to have a Material
Adverse Effect. Neither Lessee nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section
4975 of the IRC.
(iii)   Neither Lessee nor any ERISA Affiliate
contributes to or has any material contingent obligations to any Multiemployer Plan. Neither Lessee nor any ERISA
Affiliate has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA that is reasonably likely to have a Material Adverse Effect. Neither Lessee nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.
        (m) Other Regulations. Lessee is not subject to regulation under the Investment Company Act of 1940, the Public
Utility Holding Company Act of 1935, the Federal Power Act, the
Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.
        (n) Patent and Other Rights. Lessee and its Subsidiaries own or license under validly existing agreements all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted.
        (o) Governmental Charges and Other Indebtedness. Lessee and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Lessee and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material
Adverse Effect if unpaid.
        (p) Margin Stock. Lessee owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Lessee, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.
        (q) Subsidiaries, etc. Set forth in Schedule 4.01(q) (as supplemented by Lessee from time to time in a written notice to Agent) is a complete list of all of Lessee's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity
Securities of each and the number of shares and percentages of shares of each such class owned directly or indirectly by Lessee.
        (r) Catastrophic Events. Neither Lessee nor any of its Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material
Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Lessee or any of its Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Lessee, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.
        (s)     Burdensome Contractual Obligations, Etc.  Neither
Lessee nor any of its Subsidiaries and none of their properties is subject to any Contractual Obligation or Requirement of Law which is reasonably likely to have a Material Adverse Effect.
        (t) No Material Adverse Effect. No event has occurred and no condition exists which is reasonably likely to have a Material
Adverse Effect.
                (u)     The Property.
        (i) The Land consists of 15.12 acres located in the City of Hillsboro, Washington County, Oregon, more particularly described in Exhibit A.
        (ii) On the date of this Agreement, there are no Improvements on the Land. Upon the completion of the New
Improvements on the Land, the Improvements on the Land will consist of a facility for the manufacture of advance laser beam generation equipment and associated processes containing approximately 15.12 acres (including parking, landscaping, recreational and related facilities, amenities and improvements).
        (iii) No property, other than the leasehold interest in the Land will be acquired for the Acquisition Price therefor.
        (iv) Access to the Land for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.
        (v) No portion of the Property is located in an area identified as a special flood hazard area by the Federal
Emergency Management Agency or other applicable Governmental
Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Lease Agreement and the National Flood
Insurance Act of 1968.
                (vi) All of the Property complies and will comply at all times (whether before commencement of any construction, during any construction or after completion of construction of any New Improvements) with all applicable Governmental
Rules (including Title III of the Americans with
Disabilities Act; Environmental Laws; and zoning, land use, building, planning and fire laws, rules, regulations and codes) and Insurance Requirements, except for violations which are not reasonably likely to have a Material Adverse
Effect. No Hazardous Materials have been used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Property in any manner that is reasonably likely to have a Material
Adverse Effect. There are no claims or actions which are reasonably likely to have a Material Adverse Effect pending or, to Lessee's knowledge, threatened against any of the Property by any Governmental Authority or any other Person relating to Hazardous Materials or pursuant to any Environmental Laws.
                (vii) None of the Improvements (whether before commencement of any construction, during any construction or after completion of construction of any New Improvements) encroach or will at any time encroach in any manner onto any adjoining land, except as permitted by express written and recorded encroachment agreements approved by Agent or as affirmatively insured against by appropriate title insurance.
                (viii) All licenses, approvals, authorizations, consents, permits, easements and rights-of-way required for the use of any of the Property have been obtained or, if not yet required, will be obtained before required.
                (ix) After the execution by Lessor and Lessee of the Ground Lease on the Closing Date, Lessor will have good and valid leasehold interest in the Property, subject to no Liens except for Permitted Property Liens.
                (v) Chief Executive Office. Lessee's chief executive office is located at 26460 Corporate Ave., Hayward, California.
        (w)     Accuracy of Information Furnished.  None of the
Operative Documents and none of the other certificates, statements or information furnished to any Lessor Party by or on behalf of Lessee or any of its Subsidiaries in connection with the Operative
Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Lessee shall be deemed to have reaffirmed, for the benefit of the Lessor Parties, each representation and warranty contained in this Paragraph
4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).
        4.02. Lessor's Representations and Warranties. In order to induce Lessee, Agent and the Participants to enter into this Agreement and the other Operative Documents to which they are parties, Lessor hereby represents and warranties to Lessee, Agent and the Participants as follows:
        (a) Due Incorporation, Qualification, etc. Lessor (i) is a corporation duly organized, validly existing and in good standing under the laws of Illinois and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.
        (b) Authority. The execution, delivery and performance by Lessor of each Operative Document executed, or to be executed, by Lessor and the consummation of the transactions contemplated thereby (i) are within the power of Lessor and (ii) have been duly authorized by all necessary actions on the part of Lessor.
        (c) Enforceability. Each Operative Document executed, or to be executed, by Lessor has been, or will be, duly executed and delivered by Lessor and constitutes, or will constitute, a legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.
        (d) Non-Contravention. The execution and delivery by Lessor of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate
(whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessor; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessor (except such Liens as may be created in favor of Agent pursuant to this Agreement or the other Operative Documents).
        (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative
Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.
        (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessor, threatened against Lessor at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of Lessor to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessor of the Operative Documents or the transactions contemplated thereby.
        (g) Other Regulations. Lessor is not subject to regulation under the Investment Company Act of 1940, the Public
Utility Holding Company Act of 1935, the Federal Power Act, the
Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.
        (h) Chief Executive Office. Lessor's chief executive office is located at 135 S. LaSalle Street, Suite 711, Chicago,
Illinois,  60603.
        4.03. Participants' Representations and Warranties. In order to induce Lessee, Lessor and Agent to enter into this Agreement and the other Operative Documents to which they are parties, each Participant hereby represents and warranties to Lessee, Lessor and Agent as follows:
        (a)     Due Incorporation, Qualification, etc.  Such
Participant (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.
        (b) Authority. The execution, delivery and performance by such Participant of each Operative Document executed, or to be executed, by such Participant and the consummation of the transactions contemplated thereby (i) are within the power of such Participant and (ii) have been duly authorized by all necessary actions on the part of such Participant.
        (c) Enforceability. Each Operative Document executed, or to be executed, by such Participant has been, or will be, duly executed and delivered by such Participant and constitutes, or will constitute, a legal, valid and binding obligation of such Participant, enforceable against such Participant in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.
        (d) Non-Contravention. The execution and delivery by such Participant of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Participant; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual
Obligation of such Participant; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Participant
(except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).
        (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative
Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.
        (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of such Participant, threatened against such Participant at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of such Participant to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by such Participant of the Operative Documents or the transactions contemplated thereby.
        (g) Own Account. Such Participant is acquiring its participation interest hereunder for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act of 1933) thereof, and, if in the future it should decide to dispose of its participation interest, it understands that it may do so only in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws.

SECTION 5.      COVENANTS.
        5.01. Lessee's Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following affirmative covenants, unless Lessor and Required Participants shall otherwise consent in writing:
        (a)     Financial Statements, Reports, etc.  Lessee shall
furnish to Agent, with sufficient copies for Lessor and each
Participant, the following, each in such form and such detail as
Agent, Lessor or the Required Participants shall reasonably
request:
        (i)     As soon as available and in no event later than
sixty (60) days after the last day of each fiscal quarter of
Lessee (other than the last quarter of each fiscal year), a
copy of the Financial Statements of Lessee and its
Subsidiaries (prepared on a consolidated basis) for such
quarter and for the fiscal year to date, certified by the
president or chief financial officer of Lessee to present
fairly the financial condition, results of operations and
other information reflected therein and to have been
prepared in accordance with GAAP (subject to normal year-end audit adjustments);
        (ii)    As soon as available and in no event later than
one hundred, twenty (120) days after the close of each
fiscal year of Lessee, (A) copies of the audited Financial
Statements of Lessee and its Subsidiaries (prepared on a
consolidated basis) for such year, audited by independent
certified public accountants of recognized national standing acceptable to Agent and Required Participants, (B) copies of the unqualified opinions (or qualified opinions reasonably
acceptable to Agent and Required Participants) delivered by
such accountants in connection with all such Financial
Statements and (C) certificates of such accountants to Agent stating that in making the examination necessary for their
opinion they have reviewed Paragraph 5.03 and have obtained
no knowledge of any violation by Lessee and its Subsidiaries of the covenants set forth therein, or if, in the opinion of such accountants, any such violation has occurred, a
statement as to the nature thereof;
(iii)   Contemporaneously with the quarterly and year-
end Financial Statements required by the foregoing clauses
(i) and (ii), a compliance certificate of the president or
chief financial officer of Lessee (a "Compliance
Certificate") which (A) states that no Default has occurred
and is continuing, or, if any such Default has occurred and
is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto and (B)
sets forth, for the quarter or year covered by such
Financial Statements or as of the last day of such quarter
or year (as the case may be), the calculation of the
financial ratios and tests provided in Paragraph 5.03;
(iv)    As soon as possible and in no event later than
five (5) Business Days after any officer of Lessee knows of
the occurrence or existence of (A) any Reportable Event
under any Employee Benefit Plan or Multiemployer Plan; (B)
any actual or threatened litigation, suits, claims or
disputes against Lessee or any of its Subsidiaries involving potential monetary damages payable by Lessee or its
Subsidiaries of $10,000,000 or more (alone or in the
aggregate); (C) any other event or condition which is
reasonably likely to have a Material Adverse Effect; or
(D) any Default; the statement of the president or chief
financial officer of Lessee setting forth details of such
event, condition or Default and the action which Lessee
proposes to take with respect thereto;
(v)     As soon as available and in no event later than
five (5) Business Days after they are sent, made available
or filed, copies of (A) all registration statements and
reports filed by Lessee or any of its Subsidiaries with any
securities exchange or the Securities and Exchange
Commission (including, without limitation, all 10-Q, 10-K
and 8-Q reports); (B) all reports, proxy statements and
financial statements sent or made available by Lessee or any of its Subsidiaries to its security holders; and (C) all
press releases and other similar public concerning any
material developments in the business of Lessee or any of
its Subsidiaries made available by Lessee or any of its
Subsidiaries to the public generally;
(vi)    As soon as available and in no event later than
thirty (30) days after the first day of each fiscal year of
Lessee, the consolidated plan and forecast of Lessee and its
Subsidiaries for such fiscal year, including quarterly cash
flow projections; and
(vii)   Such other instruments, agreements,
certificates, opinions, statements, documents and
information relating to the operations or condition
(financial or otherwise) of Lessee or its Subsidiaries, and
compliance by Lessee with the terms of this Agreement and
the other Operative Documents as Agent may from time to time reasonably request.
        (b)     Books and Records.  Lessee and its Subsidiaries shall
at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.
        (c)     Inspections.  Lessee and its Subsidiaries shall permit
any Person designated by any Participant, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Lessee and its Subsidiaries, to examine the books and records of Lessee and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Lessee and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Participant may reasonably request;
provided, however, that, if no Default has occurred and is
continuing, Lessee shall not be required to permit more than four
(4) such visits for inspection and examination in any fiscal year.
        (d)     Insurance. In addition to the insurance requirements
set forth in the Lease Agreement with respect to the Property,
Lessee and its Subsidiaries shall:
(i)     Carry and maintain insurance of the types and in
the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially
the same business as such Person and operating in the same
geographic area as such Person, including, but not limited
to, fire, public liability, property damage and worker's
compensation;
(ii)    Carry and maintain each policy for such
insurance with (A) a company which is rated A or better by
A.M. Best and Company at the time such policy is placed and
at the time of each annual renewal thereof or (B) any other
insurer which is reasonably satisfactory to Agent; and
(iii)   Deliver to Agent from time to time, as Agent may
request, schedules setting forth all insurance then in
effect.
        (e)     Governmental Charges and Other Indebtedness.  Lessee
and its Subsidiaries shall promptly pay and discharge when due
(i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Lessee or its Subsidiaries and (iii) all other indebtedness which, if unpaid, is reasonably likely to have a Material Adverse Effect, except such
Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of Agent.
        (f) Use of Proceeds. Lessee shall not use any part of the proceeds of any Advance, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Lessee or any Lessor Party in a
violation of Regulations G, T, U or X issued by the Federal
Reserve Board.
        (g) General Business Operations. Each of Lessee and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises
reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the
violation of which is reasonably likely to have a Material Adverse
Effect and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.  Lessee shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of California except upon not less than ninety (90) days prior written notice to Agent.
        5.02. Lessee's Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee
Obligations, Lessee will comply, and will cause compliance, with the following negative covenants, unless Lessor and Required Participants shall otherwise consent in writing:
        (a)     Indebtedness.  Neither Lessee nor any of its
Subsidiaries shall create, incur, assume or permit to exist any
Indebtedness or any Guaranty Obligations except for the following
("Permitted Indebtedness"):
(i)     The Lessee Obligations under the Operative
Documents;
(ii)    Indebtedness of Lessee and its Subsidiaries
listed in Schedule 5.02(a) and existing on the date of this
Agreement;
(iii)   Indebtedness of Lessee and its Subsidiaries
arising from the endorsement of instruments for collection
in the ordinary course of Lessee's or a Subsidiary's
business;
(iv)    Indebtedness of Lessee and its Subsidiaries for
trade accounts payable, provided that (A) such accounts
arise in the ordinary course of business and (B) no material part of such account is more than ninety (90) days past due
(unless subject to a bona fide dispute and for which
adequate reserves have been established);
(v)     Indebtedness of Lessee and its Subsidiaries
under Rate Contracts, provided that all such arrangements
are entered into in connection with bona fide hedging
operations and not for speculation;
(vi)    Indebtedness of Lessee and its Subsidiaries
under purchase money loans and Capital Leases incurred by
Lessee or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment
provided that in each case, (A) such Indebtedness is
incurred by such Person at the time of, or not later than
ninety (90) days after, the first functional use by such
Person of the property so financed and (B) such Indebtedness does not exceed the purchase price of the property so
financed;
(vii)   Subordinated Indebtedness of Lessee and its
Subsidiaries;
(viii)  Indebtedness of Lessee and its
Subsidiaries under initial or successive refinancings of any
Indebtedness permitted by clause (ii) above or under
replacements of lines of credit or other credit commitments
permitted by clause (ii) above, provided that (A) the
principal amount of any such refinancing or replacement does not exceed the principal amount of the Indebtedness being
refinanced or commitment being replaced and (B) the material terms and provisions of any such refinancing or replacement
(including redemption, prepayment, default and subordination provisions) are not substantially less favorable than the
comparable terms of the Indebtedness being refinanced or
commitment being replaced, except that the maturity of the
new Indebtedness or commitment may be longer;
(ix)    Indebtedness of Lessee and its Subsidiaries with
respect to Surety Instruments incurred in the ordinary
course of business (including surety bonds issued to secure
obligations of Lessee and its Subsidiaries in respect of
equipment ordered from Lessee and its Subsidiaries);
(x)     Guaranty Obligations of Lessee in respect of
Permitted Indebtedness of its Subsidiaries;
(xi)    Indebtedness of Lessee to any of its
Subsidiaries, Indebtedness of any of Lessee's Subsidiaries
to Lessee or Indebtedness of any of Lessee's Subsidiaries to
any of Lessee's other Subsidiaries, provided that (A) any
Indebtedness of Lessee to any of its Subsidiaries and any
Indebtedness of any of Lessee's Subsidiaries to Lessee shall be subject to Subparagraph 5.02(j) and (B) any Indebtedness
of Lessee to any of its Subsidiaries is Subordinated
Indebtedness;
(xii)   Indebtedness of Lessee's Japanese Subsidiary
with respect to the sale, transfer or assignment of accounts receivable of such Subsidiary and certain rights and
property related to the collection of or constituting
proceeds of such accounts receivable, provided that:
(A)     Such sale, assignment or transfer is (1)
in the ordinary course of business, (2) for cash, (3)
with recourse to such Subsidiary in an amount not to
exceed the aggregate face amount of the accounts
receivable sold and certain additional interest
charges with respect to such Indebtedness and (4)
otherwise permitted under Subparagraph 5.02(c)(vii);
and
(B)     Both immediately before and after giving
effect to such sale, assignment or transfer, no
Default shall have occurred and be continuing; and
(xiii)  Other Indebtedness of Lessee and its
Subsidiaries, provided that the aggregate amount of such
other Indebtedness outstanding at any time does not exceed
ten percent (10%) of Lessee's Tangible Net Worth on the last day of the immediately preceding fiscal year.
        (b)     Liens.  Neither Lessee nor any of its Subsidiaries
shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following
("Permitted Liens"):
(i)     Liens in favor of any Lessor Party securing the
Lessee Obligations;
(ii)    Liens listed in Schedule 5.02(b) and existing on
the date of this Agreement;
(iii)   Liens for taxes or other Governmental Charges
not at the time delinquent or thereafter payable without
penalty or being contested in good faith, provided that
adequate reserves for the payment thereof have been
established in accordance with GAAP;
(iv)    Liens of carriers, warehousemen, mechanics,
materialmen, vendors, and landlords and other similar Liens
imposed by law incurred in the ordinary course of business
for sums not overdue or being contested in good faith,
provided that adequate reserves for the payment thereof have been established in accordance with GAAP;
(v)     Deposits under workers' compensation,
unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for
the repayment of borrowed money) or leases, or to secure
statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the
ordinary course of business;
(vi)    Zoning restrictions, easements, rights-of-way,
title irregularities and other similar encumbrances, which
alone or in the aggregate are not substantial in amount and
do not materially detract from the value of the property
subject thereto or interfere with the ordinary conduct of
the business of Lessee or any of its Subsidiaries;
(vii)   Banker's Liens and similar Liens (including set-
off rights) in respect of bank deposits;
(viii)  Liens on any property or assets acquired,
or on the property or assets of any Persons acquired, by
Lessee or any of its Subsidiaries after the date of this
Agreement pursuant to Subparagraph 5.02(d), provided that
(A) such Liens exist at the time such property or assets or
such Persons are so acquired and (B) such Liens were not
created in contemplation of such acquisitions;
(ix)    Judgement Liens, provided that such Liens do not
have a value in excess of $10,000,000 or such Liens are
released, stayed, vacated or otherwise dismissed within
thirty (30) days after issue or levy and, if so stayed, such stay is not thereafter removed;
(x)     Rights of (A) vendors or lessors under
conditional sale agreements, Capital Leases or other title
retention agreements, provided that, in each case, (1) such
rights secure or otherwise relate to Permitted Indebtedness,
(2) such rights do not extend to any property other than
property acquired with the proceeds of such Permitted
Indebtedness and (3) such rights do not secure any
Indebtedness other than such Permitted Indebtedness and (B)
lessors under operating leases;
(xi)    Liens in favor of customs and revenue
authorities arising as a matter of law to secure payment of
customs duties and in connection with the importation of
goods in the ordinary course of Lessee's and its
Subsidiaries' businesses;
(xii)   Liens securing Indebtedness which constitutes
Permitted Indebtedness under clause (vi) of Subparagraph
5.02(a) provided that, in each case, such Lien (A) covers
only those assets, the acquisition of which was financed by
such Permitted Indebtedness, and (B) secures only such
Permitted Indebtedness;
(xiii)  Liens securing Indebtedness which
constitutes Permitted Indebtedness under clause (xii) of
Subparagraph 5.02(a) provided that, in each case, such Lien
(A) secures only such Permitted Indebtedness, and (B) such
Liens do not extend to any assets or property other than the assets or property sold (other than cash pledged under
certain circumstances to secure such Permitted Indebtedness
in an amount not to exceed $15,000,000 in the aggregate
during the term of this Agreement, provided that both
immediately before and after giving effect to any such cash collateralization, Lessee shall be in compliance with the financial covenants set forth in Paragraph 5.03 and no other
Default or Event of Default shall have occurred and be
continuing);
(xiv)   Liens on the property or assets of any
Subsidiary of Lessee in favor of Lessee or any other
Subsidiary of Lessee;
(xv)    Liens incurred in connection with the extension,
renewal or refinancing of the Indebtedness secured by the
Liens described in clause (ii) or (xii) above, provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures
Indebtedness which is no greater in amount and has material
terms no less favorable to the Participants than the
Indebtedness secured by the existing Lien;
(xvi)   Liens on insurance proceeds in favor of
insurance companies with respect to the financing of
insurance premiums;
(xvii)  Liens in inventory of Lessee and its
Subsidiaries in favor of (A) customers of Lessee and its
Subsidiaries to secure the obligations of Lessee and its
Subsidiaries in respect of equipment ordered from Lessee and its Subsidiaries by such customers or (B) sureties that have issued surety bonds to such customers to secure such
obligations, provided that each such Lien (1) covers only
(y) the equipment ordered by a customer pursuant to a
purchase order which has been delivered to Lessee or one of
its Subsidiaries and (z) the parts and other inventory of
Lessee and its Subsidiaries which will be used to build such equipment, (2) secures only the obligations of Lessee and
its Subsidiaries in respect of such equipment and (3)
terminates upon the delivery of such equipment to such
customer or the ultimate purchaser thereof or the return to
such customer of such deposit;
(xviii) Permitted Property Liens in the Property;
and
(xix)   Other Liens, provided that the aggregate amount
of the Indebtedness outstanding at any time and secured by
such other Liens does not exceed five percent (5%) of
Lessee's Tangible Net Worth on the last day of the
immediately preceding fiscal year;
Provided, however, that the foregoing exceptions shall not be construed to permit any Liens, except for Permitted Property
Liens, in any of the Property
        (c) Asset Dispositions. Neither Lessee nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of all or any part of its assets or property, whether now owned or hereafter acquired, except for the following:
(i)     Sales of inventory by Lessee and its
Subsidiaries in the ordinary course of their businesses;
(ii)    Sales or other dispositions of surplus, damaged,
worn or obsolete equipment or inventory;
(iii)   Sales or other dispositions of Investments
permitted by clause (i) of Subparagraph 5.02(e) for not less than fair market value;
(iv)    Sales or assignments of defaulted receivables to
a collection agency in the ordinary course of business;
(v)     Licenses by Lessee or its Subsidiaries of its
patents, copyrights, trademarks, trade names and service
marks in the ordinary course of its business provided that,
in each case, the terms of the transaction are terms which
then would prevail in the market for similar transactions
between unaffiliated parties dealing at arm's length;
(vi)    Sales or other dispositions of assets and
property by Lessee to any of Lessee's Subsidiaries or by any of Lessee's Subsidiaries to Lessee or any of its other
Subsidiaries, provided that the terms of any such sales or
other dispositions by or to Lessee are terms which are no
less favorable to Lessee then would prevail in the market
for similar transactions between unaffiliated parties
dealing at arm's length;
(vii)   Sales, for cash, in the ordinary course of
business of accounts receivable of Lessee's Japanese
Subsidiary and certain rights and property of such
Subsidiary related to the collection of or constituting
proceeds of such accounts receivable, with or without
recourse, at a discount rate not to exceed ten percent
(10%);
(viii)  Sales, for cash, in the ordinary course of
business of accounts receivable of Lessee and certain rights and property of Lessee related to the collection of or
constituting proceeds of such accounts receivable, with or
without recourse, at a discount rate not to exceed ten
percent (10%), provided that the aggregate amount of
accounts receivable so sold by Lessee in any fiscal quarter
does not exceed twelve million Dollars $12,000,000);
(ix)    The sale by Lessee to the Hayward Lessor of the
improvements that have been made by Lessee to the property
located at 26460 Corporate Avenue, Hayward, California and
that will be leased back to Lessee pursuant to the Hayward
Lease, provided that (A) the book value of such improvements at the time of such sale does not exceed $11,000,000 and (B)
the purchase price paid by the Hayward Lessor for such
improvements is not less than $12,000,000; and
(x)     Other sales, leases, transfers and disposals of
assets and property, provided that the aggregate value of
all such assets and property (based upon the greater of the
fair market or book value of such assets and property) so
sold, leased, transferred or otherwise disposed of in any
fiscal year does not exceed five percent (5%) of Lessee's
Tangible Net Worth on the last day of the immediately
preceding fiscal year;
Provided, however, that the foregoing exceptions shall not be construed to permit any sales, leases, transfers or other
disposals of any of the Property, except as expressly permitted by the Lease Agreement.
        (d)     Mergers, Acquisitions, Etc.  Neither Lessee nor any of
its Subsidiaries shall acquire any other Person (whether through merger with such Person, acquisition of such Person as a
Subsidiary or otherwise) or all or substantially all of the assets of any other Person, except that Lessee and its Subsidiaries may make any such acquisitions if (i) the aggregate consideration paid by Lessee and its Subsidiaries in cash for all such acquisitions after the date of this Agreement does not exceed $25,000,000; (ii)
the aggregate consideration paid by Lessee and its Subsidiaries in stock for all such acquisitions after the date of this Agreement does not exceed $50,000,000 (such stock to be valued at the market value thereof at the time paid as consideration); (iii) in any merger involving Lessee, Lessee is the surviving corporation; and
(iv) both immediately before and after giving effect to any such acquisition, no Default shall have occurred and be continuing.
        (e)     Investments.  Neither Lessee nor any of its
Subsidiaries shall make any Investment except for Investments in the following:
(i)     Investments in Cash Equivalents;
(ii)    Investments permitted by the investment policy
of Lessee set forth in Schedule 5.02(e) or, if any changes
to the investment policy of Lessee are hereafter duly
approved by the Board of Directors of Lessee, in any
subsequent investment policy which is the most recent
investment policy delivered by Lessee to Agent with a
certificate of Lessee's chief financial officer to the
effect that such investment policy has been duly approved by
Lessee's Board of Directors and is then in effect;
(iii)   Loans and other extensions of credit by Lessee
and its Subsidiaries to each other to the extent permitted
by clause (xi) of Subparagraph 5.02(a) and other types of
Investments by Lessee and its Subsidiaries to each other;
(iv)    Investments consisting of loans to employees,
officers and directors, provided that the aggregate
principal amount of such loans does not exceed $5,000,000 at any time;
(v)     Investments of Lessee and its Subsidiaries in
Rate Contracts, provided that all such arrangements are
entered into in connection with bona fide hedging operations and not for speculation;
(vi)    Investments permitted by Subparagraph 5.02(d);
and
(vii)   Other Investments, provided that the amount of
any such Investment, when added to the aggregate amount of
all other Investments made pursuant to this clause (vii)
since the date of this Agreement (net of any returns
previously received on account of such Investments), does
not exceed ten percent (10%) of Lessee's Tangible Net Worth
on the last day of the immediately preceding fiscal year.
        (f)     Dividends, Redemptions, Etc.  Neither Lessee nor any
of its Subsidiaries shall pay any dividends or make any
distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity
Securities; return any capital to any holder of its Equity
Securities as such; make any distribution of assets, Equity
Securities, obligations or securities to any holder of its Equity
Securities as such; or set apart any sum for any such purpose;
except as follows:
(i)     Either Lessee or any of its Subsidiaries may pay
dividends on its capital stock payable solely in such
Person's own capital stock;
(ii)    Any Subsidiary of Lessee may pay dividends to
Lessee; and
(iii)   Lessee may repurchase its Equity Securities,
provided that the cost of any such repurchase, when added to the aggregate cost of all other repurchases made pursuant to this clause (iii) since the date of this Agreement, does not exceed ten percent (10%) of Lessee's Tangible Net Worth on
the last day of the immediately preceding fiscal year.
        (g) Change in Business. Neither Lessee nor any of its Subsidiaries shall engage, either directly or indirectly through
Affiliates, in any business that is substantially different from the semi-conductor market (including semi-conductor capital
equipment, test and inspection equipment, flat panel displays and laser direct imaging equipment), the pattern generation market and any strategic component parts in relation thereto.
        (h)     Indebtedness Payments, Etc.  Neither Lessee nor any of
its Subsidiaries shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Subordinated Indebtedness or (ii) amend, modify or otherwise change any of the subordination or other provisions of any document, instrument or agreement evidencing Subordinated
Indebtedness in a manner which adversely affects the material rights of the Lessor Parties.
        (i)     ERISA.  Neither Lessee nor any ERISA Affiliate shall
(i) adopt or institute any Employee Benefit Plan that is an
employee pension benefit plan within the meaning of Section 3(2)
of ERISA, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (iii) engage or permit any
Person to engage in any transaction prohibited by section 406 of
ERISA or section 4975 of the IRC involving any Employee Benefit
Plan or Multiemployer Plan which would subject either Lessee or any ERISA Affiliate to any tax, penalty or other liability
including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of
section 412 of the IRC or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any
Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the IRC or Part 6 of
Title I(B) of ERISA, or (vii) adopt any amendment to any Employee
Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would have a Material Adverse Effect.
        (j)     Transactions With Affiliates.  Neither Lessee nor any
of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any
Affiliate except upon terms at least as favorable to Lessee or such Subsidiary as an arms-length transaction with unaffiliated
Persons.
        (k) Accounting Changes. Neither Lessee nor any of its Subsidiaries shall (i) change its fiscal year (currently August 1 through July 31) or (ii) except as required by GAAP, change its accounting practices in any manner which would affect Lessee's compliance with Paragraph 5.03.
        5.03. Lessee's Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee
Obligations, Lessee will comply, and will cause compliance, with the following financial covenants, unless Lessor and Required Participants shall otherwise consent in writing:
        (a)     Leverage Ratio.  Lessee shall not permit the Leverage
Ratio of Lessee on the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such quarter below:
                Quarters ending on January 31, 1998
                        April 30, 1998 and July 31, 1998                0.250
to 1.000;

                Quarters ending on, October 31, 1998,
                        January 31, 1999, April 30, 1999
and July 31, 1999                               0.275 to
1.000;

                Each quarter thereafter                         0.250 to
1.000.
        (b)     Quick Ratio.  Lessee shall not permit the Quick Ratio
of Lessee on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such quarter below:
                        Quarter ending on January 31, 1998            1.00
to 1.00;
                        Each quarter thereafter                         1.10 to
1.00.
        (c)     Net Worth.  Lessee shall not permit the net worth of
Lessee and its Subsidiaries on the last day of any fiscal quarter
(such day to be referred to herein as a "determination date")
which commences after April 30, 1996 (such date to be referred to herein as the "base date") to be less than the sum on such
determination date of the following:
(i)     $50,000,000;
(ii)    Seventy-five percent (75%) of the sum of the
consolidated quarterly Adjusted Net Income (ignoring any
quarterly losses) of Lessee and its Subsidiaries for each
quarter after the base date through and including the
quarter ending on the determination date; and
(iii)   Fifty percent (50%) of the Net Proceeds realized
by Lessee and its Subsidiaries from the issuance of Equity
Securities during the period commencing on the base date and ending on the determination date.
        (d)     Cash Balances.  Lessee shall not permit the Cash
Balances of Lessee and its Subsidiaries to be less than
$25,000,000 on the last day of any fiscal quarter.
        (e)     Debt Service Coverage Ratio.  Lessee shall not permit
the Debt Service Coverage Ratio of Lessee and its Subsidiaries for
any consecutive four-quarter period to be less than the ratio set forth opposite such quarter below:
                Quarters ending on January 31, 1998
                        and April 30, 1998                              5.00
to 1.00;

                Quarters ending on, July 31, 1998
and October 31, 1998                            3.00
to 1.00;

                Quarters ending on, January 31, 1999
and April 30, 1999                              4.00
to 1.00;

                Each quarter thereafter                         5.00 to 1.00
        (f)     Profitability.  Lessee shall not permit:
(i)     The Adjusted Net Income of Lessee and its
Subsidiaries to be a loss in more than two quarters in any consecutive four-quarter period or the aggregate amount of any such two quarterly losses to exceed $10,000,000 in total for the two quarters combined;
(ii)    The Operating Income of Lessee and its
Subsidiaries to be a loss in more than two quarters in any consecutive four-quarter period or the aggregate amount of any such two quarterly losses to exceed $10,000,000 in total for the two quarters combined; or
(iii) The cumulative Adjusted Net Income of Lessee and its Subsidiaries for any consecutive four-quarter period to be less than $1.00.
        5.04. Lessor's Covenants. Until the termination of this Agreement and the satisfaction in full by Lessor of all Lessor Obligations, Lessor will comply, and will cause compliance, with the following covenants, unless Lessee and Required Participants shall otherwise consent in writing:
        (a) Use of Proceeds. Lessor shall use the proceeds of all amounts delivered to Lessor by Participants pursuant to Subparagraph 2.05(a) solely to fund Advances.
        (b) Lessor Liens. Lessor shall not create, incur, assume or permit to exist any Lessor Lien (other than any Lien granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations) and shall promptly discharge, at its sole cost and expense, any Lessor Lien on the Property (other than any Liens granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations); provided, however, that Lessor shall not be required so to discharge any such Lessor Lien if the same is being (or promptly will be) contested in good faith by appropriate proceedings diligently prosecuted, provided that any such contest is completed and all Lessor Liens are discharged on or prior to the Expiration Date.
        (c) Property Disposition. Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Property and the Operative Documents except as provided in Subparagraph 2.11(b) or Subparagraph 7.05(d) hereof or in the Purchase Agreement or after retaining the Property following the Expiration Date.
        (d) Chief Executive Office. Lessor shall not change its chief executive office without giving Agent prompt written notice.
        5.05. Participants' Covenants. Each Participant covenants that it will not fund its portion of any Advance with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any "plan" (as defined in Section
4975(e)(1) of the IRC.

SECTION 6.      LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS.
        6.01. Appointment of Agent. Each Participant hereby appoints and authorizes Agent to act as its agent hereunder and under the other
Operative Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto.
Lessor is not an agent for the Participants or Agent, and neither this Agreement nor any other Operative Document shall be construed to constitute or evidence a partnership among the Lessor Parties or otherwise to impose upon Lessor or Agent any fiduciary duty.
        6.02. Powers and Immunities. Neither Lessor nor Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Operative Document, be a trustee for any Participant or have any fiduciary duty to any Participant.
Notwithstanding anything to the contrary contained herein, neither
Lessor nor Agent shall be required to take any action which is contrary to this Agreement or any other Operative Document or any applicable Governmental Rule. Neither Lessor nor Agent nor any Participant shall be responsible to any Participant for any recitals, statements, representations or warranties made by Lessee or any of its Subsidiaries contained in this Agreement or in any other Operative Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document or for any failure by Lessee or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Lessor and Agent may employ agents and attorneys-in-fact and shall not be responsible to any Participant for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Lessor nor Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Participant for any action taken or omitted to be taken by it or them hereunder or under any other Operative
Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Lessor and Agent shall take such action with respect to the Operative Documents as shall be directed by the Required Participants.
        6.03. Reliance. Lessor or Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Lessor or Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, neither Lessor nor Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Participants and shall in all cases be fully protected by the Participants in acting, or in refraining from acting, hereunder or under any other Operative Document in accordance with the instructions of the Required Participants, and such instructions of the Required
Participants and any action taken or failure to act pursuant thereto shall be binding on all of the Participants.
        6.04. Defaults. Neither Lessor nor Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless Lessor and Agent have received a written notice from a Participant or Lessee, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Lessor and Agent receive such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Participants. Lessor and Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Participants; provided, however, that until Lessor and Agent shall have received such directions, Lessor or Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Participants.
        6.05. Indemnification. Without limiting the Obligations of Lessee hereunder, each Participant agrees to indemnify Lessor and Agent, ratably in accordance with such Participant's Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Lessor or Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Participant shall be liable for any of the foregoing to the extent they arise from Lessor's or Agent's gross negligence or willful misconduct. Lessor or Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Participant under this Paragraph 6.05 shall survive the payment and performance of the Lessee Obligations, the termination of this Agreement and any Participant ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Participant ceased to be a Participant hereunder).
        6.06. Non-Reliance. Each Participant represents that it has, independently and without reliance on Lessor, Agent, or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Lessee and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Lessor, Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Operative Document. Neither Lessor nor Agent nor any of their respective affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Participant informed as to the performance or observance by Lessee or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Lessee or any of its Subsidiaries; (b) have any duty or responsibility to provide any Participant with any credit or other information concerning Lessee or any of its Subsidiaries which may come into the possession of Lessor or Agent, except for notices, reports and other documents and information expressly required to be furnished to the Participants by Lessor or Agent hereunder; or (c) be responsible to any Participant for (i) any recital, statement, representation or warranty made by Lessee or any officer, employee or agent of Lessee in this Agreement or in any of the other Operative Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Operative Document, (iii) the value or sufficiency of the Property or the validity or perfection of any of the liens or security interests intended to be created by the Operative Documents, or (iv) any failure by Lessee to perform its obligations under this Agreement or any other Operative Document.
        6.07. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Lessee and the Participants, and Agent may be removed at any time with or without cause by the Required Participants. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Agent, which Agent, if not a Participant, shall be reasonably acceptable to Lessee; provided, however, that Lessee shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
        6.08. Authorization. Agent is hereby authorized by the Participants to execute, deliver and perform, each of the Operative Documents to which Agent is or is intended to be a party and each Participant agrees to be bound by all of the agreements of Agent contained in the Operative Documents.
        6.09. Lessor and Agent in their Individual Capacities. Lessor, Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Lessee and its Subsidiaries and affiliates as though Lessor were not Lessor hereunder and Agent were not Agent hereunder. With respect to Advances, if any, made by Agent in its capacity as a Participant, Agent in its capacity as a Participant shall have the same rights and powers under this Agreement and the other Operative Documents as any other Participant and may exercise the same as though it were not Agent, and the terms "Participant" or "Participants" shall include Agent in its capacity as a Participant.

SECTION 7.      MISCELLANEOUS
        7.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor, Lessee, any Participant or Agent under this Agreement or the other Operative Documents shall be in writing and faxed, mailed or delivered, if to Lessor, Lessee or Agent, at its respective facsimile number or address set forth below or, if to any Participant, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Participant in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States
Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any Advance Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise, Notice of Marketing Option Exercise or Notice of Expiration Date Purchase Option Exercise delivered to Lessor or Agent shall not be effective until received by Lessor or Agent.
                Lessee:         Etec Systems, Inc.
                                26460 Corporate Ave.
                                Hayward, CA 94545
                                Attn:  Treasurer
                                Tel. No:  (510) 887-3649
                                Fax. No:  (510) 780-3845

                                Attn:  Saul Arnold
                                Tel. No:  (510) 887-3550
                                Fax. No:  (510) 780-3845

                Lessor:         Lease Plan North America, Inc.
                                c/o ABN AMRO Bank N.V.
                                135 South LaSalle Street, Suite 711
                                Chicago, IL 60603
                                Attn: David M. Shipley
                                Tel. No: (312) 904-2183
                                Fax. No: (312) 904-6217

Agent:          ABN AMRO Bank N.V.
                                Capital Markets-Syndications Group
                                1325 Avenue of the Americas, 9th Floor
                                New York, NY  10019
                                Attn:  Linda Boardman
                                Tel. No: (212) 314-1724
                                Fax. No: (212) 314-1709

                                With a copy to:

                                        ABN AMRO Bank N.V.
                                101 California Street, Suite 4550
                                San Francisco, CA  94111-5812
                                Attn:  Robin Yim
                                Tel. No: (415) 984-3712
                                Fax. No: (415) 362-3524

Each Advance Request, Notice of Rental Period Selection, Extension
Request, Notice of Term Purchase Option Exercise, Notice of Marketing
Option Exercise and Notice of Expiration Date Purchase Option Exercise shall be given by Lessee to Agent's office located at its address referred to above during its normal business hours; provided, however, that any such notice received by Agent after 10:00 a.m. on any Business
Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Lessee to any Lessor Party to be made by telephone or facsimile, any Lessor Party may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by such Lessor Party is such a person.
        7.02. Expenses. Lessee shall pay on demand, whether or not any Advance is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lessor and Agent in connection with the preparation, negotiation, execution and delivery of, the consummation of the transactions contemplated by and the exercise of their duties under, this Agreement and the other
Operative Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Lessor Parties in the enforcement or attempted enforcement of any of the Lessee Obligations or in preserving any of the Lessor Parties' rights and remedies (including all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Lessee Obligations or any bankruptcy or similar proceeding involving Lessee or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Participants' in-house legal counsel and staff.
The obligations of Lessee under this Paragraph 7.02 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.
        7.03. Indemnification. To the fullest extent permitted by law, Lessee agrees to protect, indemnify, defend and hold harmless, on an after-tax basis, the Lessor Parties and the other Indemnitees from and against any and all liabilities, losses, damages or expenses of any kind or nature (including Indemnified Taxes) and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Operative Documents, any transaction contemplated thereby or the Property, including any use by Lessee of the Property or the Advances, except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee.
Upon receiving knowledge of any suit, claim or demand asserted by a third party that any Lessor Party believes is covered by this indemnity, such Lessor Party shall give Lessee notice of the matter and an opportunity to defend it, at Lessee's sole cost and expense, with legal counsel reasonably satisfactory to such Lessor Party. Such Lessor
Parties may also require Lessee to defend the matter. Any failure or delay of any Lessor Party to notify Lessee of any such suit, claim or demand shall not relieve Lessee of its obligations under this Paragraph
7.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay that is unreasonable. The obligations of Lessee under this Paragraph 7.03 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.
        7.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Operative Document may be amended or waived if such amendment or waiver is in writing and is signed by Lessor, Lessee and the Required Participants; provided, however that:
        (a) Any amendment, waiver or consent which (i) increases the 364-Day Commitment, Two-Year Commitment or Total Commitment,
(ii) extends the Scheduled Expiration Date, (iii) reduces the
Rental Rate or any fees or other amounts payable for the account of the Participants hereunder, (iv) postpones any date scheduled for any payment of Base Rent or any fees or other amounts payable for the account of the Participants hereunder or thereunder, (v) amends Paragraph 2.06 or this Paragraph 7.04, (vi) amends the definition of Required Participants or (vii) releases Lessor's interest in any substantial part of the Property, must be in writing and signed or approved in writing by all Participants;
        (b) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Participant must be in writing and signed by such Participant; and
        (c) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and signed by Agent.
No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
        7.05.   Successors and Assigns.
        (a)     Binding Effect.  This Agreement and the other
Operative Documents shall be binding upon and inure to the benefit of Lessee, Lessor, the Participants, Agent and their respective permitted successors and assigns. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.
        (b)     Participant Assignments.
        (i) Any Participant may, at any time, sell and assign to any other Participant or any Eligible Assignee
(individually, an "Assignee Participant") all or a portion of its rights and obligations under this Agreement and the other Operative Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit M (an
"Assignment Agreement"), executed by each Assignee
Participant and such assignor Participant (an "Assignor
Participant") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:
        (A)     Without the written consent of Lessor,
Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee
Participant which is not, immediately prior to such Assignment, a Participant hereunder or an Affiliate thereof; or
        (B)     Without the written consent of Lessor,
Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee
Participant if, after giving effect to such Assignment, the Commitment of such Participant or such Assignee Participant would be less than Five Million
Dollars ($5,000,000) (except that a Participant may make an Assignment which reduces its Commitment to zero without the written consent of Lessor, Agent or Lessee); or
        (C)     Without the written consent of Lessor,
Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment of its Outstanding
Tranche A Participation Amount or its Outstanding
Tranche B Participation Amount which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche A Participation
Amount and its Outstanding Tranche B Participation
Amount, (2) such Participant's Tranche A Percentage and its Tranche B Percentage, and (3) such Participant's other rights, duties and obligations relating to the Tranche A Portion and the Tranche B
Portion under this Agreement and the other Operative
Documents.
        (D)     Without the written consent of Lessor,
Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Tranche
C Participant may make any Assignment of its Outstanding Tranche C Participation Amount which does not assign and delegate an equal pro rata interest in
(1) such Participant's Outstanding Tranche C
Participation Amount, (2) such Participant's Tranche C
Percentage, and (3) such Participant's other rights, duties and obligations relating to the Tranche C
Portion under this Agreement and the other Operative
Documents.
Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment
Effective Date determined pursuant to such Assignment
Agreement, (y) each Assignee Participant thereunder shall be a Participant hereunder with a Tranche A Percentage, Tranche
B Percentage, Tranche C Percentage and Proportionate Share as set forth on Attachment 1 to such Assignment Agreement
(under the caption "Tranche Percentages and Proportionate
Shares After Assignment") and shall have the rights, duties and obligations of such a Participant under this Agreement and the other Operative Documents, and (z) the Assignor
Participant thereunder shall be a Participant with a Tranche
A Percentage, Tranche B Percentage, Tranche C Percentage and
Proportionate Share as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment") , or, if the
Proportionate Share of the Assignor Participant has been reduced to 0%, the Assignor Participant shall cease to be a Participant and to have any obligation to fund any portion of any Advance; provided, however, that any such Assignor
Participant which ceases to be a Participant shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee
Participant, the deletion of each Assignor Participant which reduces its Proportionate Share to 0% and the resulting adjustment of Tranche A Percentages, Tranche B Percentages,
Tranche C Percentages and Proportionate Shares arising from the purchase by each Assignee Participant of all or a portion of the rights and obligations of an Assignor
Participant under this Agreement and the other Operative
Documents. Each Assignee Participant which was not previously a Participant hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Participant, deliver to Lessee and Agent two duly completed copies of United States Internal Revenue Service
Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Participant is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.
        (ii) Agent shall maintain at its address referred to in Paragraph 7.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Participants and the Tranche A Percentage, Tranche B Percentage, Tranche
C Percentage and Proportionate Share of each Participant from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Lessee, Agent and the Participants may treat each Person whose name is recorded in the Register as the owner of the interests recorded therein for all purposes of this Agreement. The
Register shall be available for inspection by Lessee or any Participant at any reasonable time and from time to time upon reasonable prior notice.
        (iii) Upon its receipt of an Assignment Agreement executed by an Assignor Participant and an Assignee
Participant (and, to the extent required by clause (i) of this Subparagraph 7.05(b), by Lessor, Agent and Lessee), together with payment to Agent by Assignor Participant of a registration and processing fee of $2,500, Agent shall (A) promptly accept such Assignment Agreement and (B) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lessor, the Participants and Lessee. Agent may, from time to time at its election, prepare and deliver to Lessor, the Participants and Lessee a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Participants then parties hereto.
        (iv)    Subject to Subparagraph 7.13(g), the Lessor
Parties may disclose the Operative Documents and any financial or other information relating to Lessee or any Subsidiary to each other or to any potential Assignee
Participant.
        (c) Participant Subparticipations. Any Participant may at any time sell to one or more banks or other financial institutions ("Subparticipants") subparticipation interests in the rights and interests of such Participant under this Agreement and the other
Operative Documents. In the event of any such sale by a Participant of subparticipation interests, such Participant's obligations under this Agreement and the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof and Lessee and the other
Lessor Parties shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Participant to obtain the consent of the Subparticipant in order for such Participant to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii), (iii) or (iv) of Subparagraph 7.04(a) but may not otherwise require the selling
Participant to obtain the consent of such Subparticipant to any other amendment, waiver or consent hereunder. Lessee agrees that any Participant which has transferred any subparticipation interest shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Participant under Paragraph 2.12, Paragraph 2.13, and Paragraph 2.14, as if such Participant had not made such transfer.
        (d) Lessor Assignments. Lessor may, upon one (1) month's prior written notice to Lessee and Agent, sell and assign all of its right, title and interest in the Property and its rights, powers, privileges, duties and obligations under this Agreement and the other Operative Documents, provided that:
        (i) If such sale and assignment is effected after either (A) the occurrence of a Change of Law which makes it unlawful or unreasonably burdensome for Lessor to hold legal or beneficial title to the Property or to perform its obligations and duties under this Agreement and the other
Operative Documents or (B) the resignation or removal of the Agent which was the Agent at the time Lessor became the Lessor, the purchaser/assignee (the "successor Lessor") shall be either (1) a Participant or an Eligible Assignee that will not cause the transaction evidenced by this Agreement and the other Operative Documents to lose its treatment as an operating lease under FASB 13 or (2) a Person approved as provided in clause (ii) below; or
        (ii) If such sale and assignment is effected in any other circumstance, the successor Lessor shall be a Person that is (A) a financial institution or a Person controlled by a financial institution and (B) approved in writing by Agent, Required Participants and, if no Default has occurred and is continuing, Lessee (which consents of Agent, Required
Participants and Lessee shall not be unreasonably withheld);
and
        (iii) The successor Lessor executes such documents, instruments and agreements as may reasonably be necessary to evidence its agreement to assume all of the obligations and duties of the Lessor under this Agreement and the other
Operative Documents.
Upon the consummation of any such sale and assignment, (A) the successor Lessor shall become the "Lessor" and shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Lessor under this Agreement and the other
Operative Documents and (B) the retiring Lessor shall be discharged from the duties and obligations of the Lessor thereafter arising under this Agreement and the other Operative
Documents. After any retiring Lessor's discharge as the Lessor, the provisions of Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Lessor.
        7.06. Setoff. In addition to any rights and remedies of the Participants provided by law, each Participant shall have the right, with the prior written consent of Agent, but without prior notice to or consent of Lessee, any such notice and consent being expressly waived by Lessee to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Lessee Obligations, whether matured or unmatured, any amount owing from such Participant to Lessee, at or at any time after, the occurrence of such Event of Default. The aforesaid right of set-off may be exercised by such Participant against Lessee or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Lessee or against anyone else claiming through or against Lessee or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Participant prior to the occurrence of an Event of Default. Each Participant agrees promptly to notify Lessee after any such set-off and application made by such Participant, provided that the failure to give such notice shall not affect the validity of such set-off and application.
        7.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.
        7.08. Partial Invalidity. If at any time any provision of this Agreement or any other Operative Document is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or the other Operative Documents nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
        7.09. JURY TRIAL. EACH OF LESSEE AND THE LESSOR PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES
ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THE OPERATIVE DOCUMENTS IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENT.
        7.10. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.
        7.11. No Joint Venture, Etc. Neither this Agreement nor any other Operative Document nor any transaction contemplated hereby or thereby shall be construed to (a) constitute a partnership or joint venture between Lessee and any Lessor Party or (b) impose upon any Lessor Party any agency relationship with or fiduciary duty to Lessee.
        7.12. Usury Savings Clause. Nothing contained in this Agreement or any other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee in excess of the amount the applicable Lessor Parties may lawfully charge under applicable usury laws. In the event any Lessor Party shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute excess interest shall, upon such determination, at the option of Lessor, be returned to Lessee or credited against other Lessee Obligations.
        7.13. Confidentiality. No Lessor Party shall disclose to any Person any information with respect to Lessee or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other
Operative Documents, except that any Lessor Party may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates to the extent reasonably determined by such Lessor Party to be necessary for the administration or enforcement of the Operative Documents; (b) to any other Lessor Party; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lessor Party; (e) if required in response to any summons or subpoena; (f) in connection with any litigation among the parties relating to the Operative Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lessor Party; (h) to any Assignee Participant or Subparticipant or any prospective Assignee Participant or Subparticipant, provided that such Assignee Participant or Subparticipant or prospective Assignee Participant or Subparticipant agrees to be bound by this Paragraph 7.13; or (i) otherwise with the prior consent of Lessee; provided, however, that (i) any Lessor Party served with any summons or subpoena demanding the disclosure of any such information shall use reasonable efforts to notify Lessee promptly of such summons or subpoena and, if requested by Lessee and not materially disadvantageous to such Lessor Party, to cooperate with Lessee in obtaining a protective order restricting such disclosure, and (ii) any disclosure made in violation of this Agreement shall not affect the obligations of Lessee and its Subsidiaries under this Agreement and the other Operative Documents.
        7.14. Governing Law. This Agreement and the other Operative Documents were accepted by the Lessor Parties in the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Agreement and the other Operative Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Lessor's STATUTORY POWER OF SALE granted under the Lease Agreement and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Operative Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Lessee hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Agreement and the other Operative Documents.
        7.15. Consent to Jurisdiction. Lessee irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Lessee against Lessor Parties, arising out of or relating to this Agreement or the other Operative Documents; (b) any state or federal court sitting in the state where the Property is located or the state in which Lessee's principal place of business is located over any suit, action or proceeding, brought by Lessor Parties against Lessee, arising out of or relating to this Agreement or the other Operative Documents; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Lessor Parties to exercise their STATUTORY POWER OF SALE under this Agreement or any action brought by Lessor Parties to enforce their rights with respect to the Collateral. Lessee irrevocably waives, to the fullest extent permitted by law, any objection that Lessee may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.
[The first signature page follows.]

        IN WITNESS WHEREOF, Lessee, Lessor, the Participants and Agent have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                                 ETEC SYSTEMS, INC.


        By:______________________________________

Name:_________________________________

Title:__________________________________

LESSOR:                                 LEASE PLAN NORTH AMERICA, INC.


        By:______________________________________

Name:_________________________________

Title:__________________________________

AGENT:                                  ABN AMRO BANK N.V.


        By:______________________________________

Name:_________________________________

Title:__________________________________


        By:______________________________________

Name:_________________________________

Title:__________________________________

PARTICIPANTS:                           ABN AMRO BANK N.V.


        By:______________________________________

Name:_________________________________

Title:__________________________________


        By:______________________________________

Name:_________________________________

Title:__________________________________




SCHEDULE I
PARTICIPANTS
PART A(1)
TRANCHE PERCENTAGES AND PROPORTIONATE SHARES
PRIOR TO COMMITMENT TERMINATION DATE

         Tranche A       Tranche B       Tranche C     Proportionate
   Participant                    Percentage      Percentage      Percentage
              Share___

ABN AMRO
Bank N.V.               89.90000000%     7.00000000%      0.00000000%
96.90000000%

Lease Plan
North America             0.00000000%    0.00000000%     3.10000000%
3.10000000%

TOTAL                   89.90000000%     7.00000000%     3.10000000%
100.00000000%



PART A(2)
TRANCHE PERCENTAGES AND PROPORTIONATE SHARES
ON AND AFTER COMMITMENT TERMINATION DATE

       Tranche A       Tranche B       Tranche C     Proportionate
   Participant                    Percentage      Percentage      Percentage
              Share___

ABN AMRO
Bank N.V.               83.00000000%    13.90000000%      0.00000000%
96.90000000%

Lease Plan
North America             0.00000000%    0.00000000%     3.10000000%
3.10000000%

TOTAL                   83.00000000%    13.90000000%     3.10000000%
100.00000000%



PART B - ADDRESSES, ETC.

ABN AMRO BANK N.V.
Applicable Participating Office:

ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street, Suite 4550
San Francisco, CA 94111


Address for Notices:

ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street, Suite 4550
San Francisco, CA 94111
Attention:  Robin Yim
Telephone:  (415) 984-3712
Fax:  (415) 362-3524

ABN AMRO North America, Inc.
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY 10019
Attention:  Linda Boardman
Telephone:  (212) 314-1724
Fax:  (212) 314-1709

Wiring Instructions:

ABN AMRO Bank N.V.
New York, New York
RT/ABA No.:  026009580
Account Name:  ABN AMRO San Francisco
Account No.:  6510010545-41
Reference:  Etec Systems, Inc. Synthetic Lease


SCHEDULE 1.01
DEFINITIONS

        "364-Day Commitment" shall have the meaning given to that term in Subparagraph 2.03(b) of the Participation Agreement.
        "364-Day Commitment Extension Fee" shall have the meaning given to that term in Subparagraph 2.04(c) of the Participation Agreement.
        "364-Day Commitment Period" shall have the meaning given to that term in Subparagraph 2.03(b) of the Participation Agreement.
        "364-Day Commitment Termination Date" shall have the meaning given to that term in Subparagraph 2.03(b) of the Participation Agreement.
        "ABN AMRO" shall mean ABN AMRO Bank N.V.
        "Acquisition Advance" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement.
        "Acquisition Date" shall mean the date on which Lessor acquires a leasehold interest in the Land by entering into the Ground Lease with Lessee.
        "Acquisition Price" shall mean the total price payable by Lessor to acquire its leasehold interest in the Land and to acquire the other initial Property, if any, on the Closing Date.
        "Acquisition Request" shall have the meaning given to that term in Subparagraph 2.03(a) of the Participation Agreement.
"Adjusted Net Income" shall mean, with respect to Lessee and its Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP where applicable, of:
(a) The net income or net loss of Lessee and its Subsidiaries for such period after provision for income taxes;
plus
(b) To the extent deducted in calculating such net income or net loss for such period, all non-recurring charges incurred by Lessee and its Subsidiaries during such period for the acquisition of in-process technology; provided, however, that the sum of all such charges so added to net income or net loss in calculating the Adjusted Net Income of Lessee and its Subsidiaries during the period from the date of this Agreement through the Scheduled
Expiration Date shall not exceed $15,000,000.
        "Advances" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement.
        "Advance Requests" shall have the meaning given to that term in Subparagraph 2.03(c) of the Participation Agreement.
        "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, twenty (20%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall any Lessor Party be deemed to be an Affiliate of Lessee or any of its Subsidiaries for purposes of the Operative
Documents. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
        "Agent" shall mean ABN AMRO, acting in its capacity as Agent for the Participants under the Operative Documents.
        "Agent's Fee Letter" shall mean the letter agreement dated as of November 26, 1997 between Lessee and Agent regarding certain fees payable by Lessee to Agent.
        "Agent's Syndication Letter" shall mean the letter agreement dated as of November 26, 1997 between Lessee and Agent regarding post-closing syndication.
        "Agent's Fees" shall have the meaning given to that term in Subparagraph 2.04(a) of the Participation Agreement.
        "Alternate Rental Rate" shall mean, for any Rental Period (or portion thereof), the per annum rate equal to the Base Rate in effect from time to time during such period plus the Applicable Margin, such rate to change from time during such period as the Base Rate or Applicable Margin shall change.
"Applicable Margin" shall mean:
        (a)     Tranche A and Tranche B.  With respect to the
Outstanding Tranche A Amount and Outstanding Tranche B Amount:
                (i)     No Cash Collateral.  During any period when
Agent does not have, in accordance with the Cash Collateral
Agreement, a first priority perfected security interest in any Cash Collateral securing the Lessee Obligations:
(A)     Ninety-five hundredths of one percent
(0.95%) per annum with respect to the LIBOR Rental
Rate; or
        (B) Zero percent (0%) per annum with respect to the Alternate Rental Rate;
                (ii)    Full Cash Collateral.  During any period when
Agent has, in accordance with the Cash Collateral Agreement, a first priority perfected security interest in Cash
Collateral that secures the Lessee Obligations and has a value equal to or greater than the full Outstanding Lease
Amount:
        (A)     Twenty-five hundredths of one percent
(0.25%) per annum with respect to the LIBOR Rental
Rate; or
(B) Zero percent (0%) per annum with respect to the Alternate Rental Rate; or
                (iii)   Partial Cash Collateral.  During any period when
Agent has, in accordance with the Cash Collateral Agreement, a first priority perfected security interest in Cash
Collateral that secures the Lessee Obligations but has a value less than the full Outstanding Lease Amount:
        (A) The per annum margin equal to the sum of the following with respect to the LIBOR Rental Rate:
(1)     The product of (y) ninety-five
hundredths of one percent (0.95%) per annum times (z) a fraction, the numerator of which is the remainder of the Outstanding Lease Amount minus the value of the Cash Collateral and the denominator of which is the Outstanding Lease
Amount; plus
        (2)     The product of (y) twenty-five
hundredths of one percent (0.25%) per annum above times (z) a fraction, the numerator of which is the value of the Cash Collateral and the denominator of which is the Outstanding
Lease Amount; or
        (B) Zero percent (0%) per annum with respect to the Alternate Rental Rate; and
        (b)     Tranche C.  With respect to the Outstanding Tranche C
Amount:
(i) Two percent (2.0%) per annum with respect to the LIBOR Rental Rate; or
        (ii) Two percent (2.0%) per annum with respect to the Alternate Rental Rate;
provided, however, that each Applicable Margin set forth in subparagraphs (a) and (b) of this definition shall be increased by two percent (2.0%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived in accordance with the Operative Documents.
        "Applicable Participating Office" shall mean, with respect to any Participant, (a) initially, its office designated as such in Part B of
Schedule I (or, in the case of any Participant which becomes a Participant by an assignment pursuant to Subparagraph 7.05(b) of the Participation Agreement, its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Participant may designate to Agent as the office at which such Participant's interest in the Lease Agreement will thereafter be maintained and for the account of which all payments of Rent and other amounts payable to such Participant under the Operative Documents will thereafter be made.
        "Appraisal" shall mean an appraisal of the Property or a portion thereof in a form satisfactory to Lessee, Lessor, Agent and the Required Participants, prepared by an independent MAI appraiser that (a) complies with the Financial Institutions Reform, Recovery and Enforcement Act of
1989 and all other applicable Governmental Rules and (b) is approved by Lessor, Agent and the Required Participants (at the time such appraiser is selected).
        "Appurtenant Rights" shall mean all easements and rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to any Land or the Improvements thereto and the reversions, remainders, and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of, in and to such Land and Improvements and every part and parcel thereof, with the appurtenances thereto.
        "Assignee Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.
        "Assignee Purchaser" shall have the meaning given to that term in Subparagraph 5.03(b)of the Purchase Agreement.
        "Assignment" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.
        "Assignment Agreement" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.
        "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.
        "Assignment of Construction Agreements" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation
Agreement.
        "Assignment of Lease" shall have the meaning given to that term in Subparagraph 2.11(b).
        "Assignor Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.
        "Assumed Appraisal" shall have the meaning given to that term in Subparagraph 3.02(h) of the Purchase Agreement.
        "Base Rate" shall mean, on any day, the greater of (a) the Prime
Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).
        "Base Rent" shall have the meaning given to that term in Subparagraph 2.03(a) of the Lease Agreement.
        "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (b) if such Business Day is related to a LIBOR
Rental Rate, dealings in Dollar deposits are carried out in the London interbank market.
        "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.12(d) of the Participation Agreement.
        "Capital Asset" shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.
        "Capital Expenditures" shall mean, with respect to Lessee and its Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of all amounts expended and indebtedness incurred or assumed by Lessee and its Subsidiaries during such period for the acquisition of Capital Assets (including all amounts expended and indebtedness incurred or assumed in connection with Capital Leases), other than amounts expended by Lessee and its Subsidiaries to repurchase used Lessee systems previously sold to customers by Lessee and its Subsidiaries. (For clarification and without limiting the generality of this definition, amounts paid by Lessee under the Hayward Lease shall not constitute "Capital Expenditures" if the Hayward Lease is an operating lease under GAAP.)
        "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.
        "Cash Balances" shall mean, with respect to Lessee and its Subsidiaries at any time, the remainder, determined on a consolidated basis in accordance with GAAP, of:
        (a) The sum of (i) the cash of Lessee and its Subsidiaries at such time and (ii) the market value of the Cash Equivalents of Lessee and its Subsidiaries at such time;
minus
        (b) If the Outstanding Revolver Credit at such time exceeds $5,000,000, the amount of such excess.
        "Cash Collateral" shall mean United States Treasury Securities and deposit accounts held or maintained by Agent and Participants to the extent such securities and accounts are held and maintained in accordance with the Cash Collateral Agreement and Lessor has a first priority perfected security interest therein securing the Lessee
Obligations.
        "Cash Collateral Agreement" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.
"Cash Equivalents" shall mean, on any date:
(a) Any debt investments that mature within one year from such date if such investments are permitted by the investment policy of Lessee set forth in Schedule 5.02(e) to the Participation Agreement; or
(b) If the investment policy of Lessee is changed after the date of the Participation Agreement, any debt investments that mature within one year from such date if (i) such investments are permitted by the most recent investment policy of Lessee and (ii) such investment policy has been approved by Lessee's Board of Directors and by Lessor and Required Participants.
        "Casualty" shall mean any damage to, destruction of or decrease in the value of all or any portion of any of the Property as a result of fire, flood, earthquake or other natural cause; the actions or inactions of any Person or Persons (whether willful or unintentional and whether or not constituting negligence); or any other cause.
        "Casualty and Condemnation Proceeds" shall mean all awards, damages, compensation, reimbursement and other payments made or to be made to Lessee, Lessor or Agent from any insurer, Governmental Authority or other Person (other than Lessee or any Lessor Party) on account of any Casualty or Condemnation.
"Change of Control" shall mean (a) with respect to Lessee, the occurrence of any of the following events: (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities
Exchange Act of 1934, as amended) shall (A) acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of twenty-five percent (25%) or more of the outstanding Equity Securities of Lessee entitled to vote for members of the board of directors, or (B) acquire all or substantially all of the assets of Lessee and its Subsidiaries taken as a whole, or (ii) during any period of twelve (12) consecutive calendar months, individuals who are directors of Lessee on the first day of such period ("Initial
Directors") and any directors of Lessee who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors ("Approved Directors") shall cease to constitute a majority of the Board of Directors of Lessee before the end of such period; and (b) with respect to Lessee's Japanese Subsidiary, Lessee shall cease to own at least fifty-one percent (51%) of the Equity Securities of such Subsidiary except for nominal amounts of director stock necessary to do business in Japan.
        "Change of Law" shall have the meaning given to that term in Subparagraph 2.12(b) of the Participation Agreement.
        "Closing Date" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Closing Date Appraisal" shall mean, with respect to the Property on or as of a recent date prior to the Closing Date, an Appraisal that assesses at such time the Fair Market Value of Lessor's leasehold interest in the Property on such date.
        "Collateral" shall mean the Property Collateral, the Cash
Collateral and all other property in which any Lessor Party has a Lien to secure any of the Lessee Obligations.
        "Commencement Date" shall have the meaning given to that term in Subparagraph 2.02(a) of the Lease Agreement.
        "Commitment" shall mean, with respect to any Participant at any time, such Participant's Proportionate Share of the Total Commitment at such time.
        "Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(b) of the Participation Agreement.
        "Commitment Period" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Commitment Termination Date" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Completion" shall have the meaning given to that term in Subparagraph 3.05(c) of the Construction Agency Agreement. "Complete", "Completed" and "Completion" shall have comparable meanings.
        "Completion Date" shall mean the first date on which all of the conditions set forth in Subparagraph 3.05(c) of the Construction Agency Agreement are satisfied.
        "Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a) of the Participation Agreement.
        "Condemnation" shall mean any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy or other right in or to all or any portion of any of the Property (whether wholly or partially, temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Governmental Authority or other Person having the power of eminent domain, including an action by any such Governmental Authority or Person to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A
"Condemnation" shall be deemed to have occurred on the earliest of the dates that use, access, occupancy or other right is taken.
        "Conforming Bid" shall have the meaning given to that term in Subparagraph 3.02(c) of the Purchase Agreement.
        "Construction Agency Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Construction Agreements" shall have the meaning given to that term in Paragraph 3.02 of the Construction Agency Agreement.
"Contingent Obligation" shall mean, with respect to any Person,
(a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.
        "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument; contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.
        "Credit Event" shall mean the making of each Advance, the selection of a new Rental Period or the exercise of the Marketing Option under the Purchase Agreement.
        "Current Appraisal" shall have the meaning given to that term in Subparagraph 3.02(h) of the Purchase Agreement.
"Debt Service Coverage Ratio" shall mean, with respect to Lessee and its Subsidiaries for any period, the ratio, determined on a consolidated basis in accordance with GAAP where applicable, of;
(a) The remainder of (i) EBITDA of Lessee and its Subsidiaries for such period minus (ii) all Capital Expenditures of Lessee and its Subsidiaries for such period;
to
(b) The sum of (i) all Interest Expenses of Lessee and its Subsidiaries for such period and (ii) all principal payments on long-term Indebtedness for borrowed money of Lessee and its Subsidiaries scheduled for payment during the immediately succeeding comparable period (excluding any payments of the Outstanding Lease Amount payable on the Expiration Date of the Lease Agreement).
        "Default" shall mean any Event of Default under the Lease
Agreement or any event or circumstance not yet constituting an Event of Default under the Lease Agreement which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default under the Lease Agreement.
        "Defaulting Participant" shall mean a Participant which has failed to fund its portion of any Advance which it is required to fund under the Participation Agreement and has continued in such failure for three
(3) Business Days after written notice from Agent.
        "Deposit Accounts" shall have the meaning given to that term in Subparagraph 2.01(a) of the Cash Collateral Agreement.
        "Depositary Bank" shall have the meaning given to that term in Paragraph 2.02 of the Cash Collateral Agreement.
        "Designated Purchaser" shall have the meaning given to that term in Subparagraph 3.02(e) of the Purchase Agreement.
        "Dollars" and "$" shall mean the lawful currency of the United
States of America and, in relation to any payment under the Operative Documents, same day or immediately available funds.
"EBITDA" shall mean, with respect to Lessee and its Subsidiaries for any period, the sum of the following, determined on a consolidated basis in accordance with GAAP:
(a) The Adjusted Net Income of Lessee and its Subsidiaries for such period;
plus
(b) The sum (to the extent deducted in calculating such Adjusted Net Income) of (i) all Interest Expenses of Lessee and its Subsidiaries accrued during such period, (ii) all income taxes of Lessee and its Subsidiaries accrued during such period and (ii) all depreciation and amortization expenses of Lessee and its Subsidiaries accrued during such period.
        "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (c) a Person that is (i) a Subsidiary of a Participant, (ii) a Subsidiary of a Person of which a Participant is a Subsidiary, or (iii) a Person of which a Participant is a Subsidiary.
        "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate, other than a Multiemployer Plan.
        "Environmental Laws" shall mean the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Resource Conservation and Recovery Act of
1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment
Response, Compensation and Liability Act of 1980 (including the
Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42
U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
Section 651; the Emergency Planning and Community Right-to-Know Act of
1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of
1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42
U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to reporting, licensing, permitting, transportation, storage, disposal, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous
Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.
        "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.
        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.
        "ERISA Affiliate" shall mean any Person which is treated as a single employer with Lessee under Section 414 of the IRC.
        "Event of Default" shall have the meaning given to that term in Paragraph 5.01 of the Lease Agreement.
        "Exhibit B Supplement" shall have the meaning given to that term in Subparagraph 2.03(b) of the Participation Agreement.
        "Existing Improvements" shall mean, with respect to the Land, all Improvements existing on the Land on the Closing Date.
        "Expiration Date" shall mean the earlier of (a) the Scheduled Expiration Date under the Lease Agreement, as such date may be extended pursuant to this Agreement, and (b) the Termination Date for the Lease Agreement, if the Lease Agreement is terminated prior to its Scheduled Expiration Date in accordance with its terms.
        "Expiration Date Appraisal" shall mean, with respect to the Property at any time, an Appraisal that assesses at such time the Fair
Market Value of Lessor's leasehold and other interests in the Property on the Scheduled Expiration Date and as improved in accordance with the Plans and Specifications for the New Improvements.
        "Expiration Date Purchase Option" shall have the meaning given to that term in Subparagraph 3.01(b) of the Purchase Agreement.
        "Fair Market Value" shall mean, with respect to any of the Property or any portion thereof, the maximum reasonable amount (not less than zero) that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, for the ownership of the Property or such portion.
        "FASB 13" shall mean Financial Accounting Standards Board
Statement No. 13.
        "Federal Funds Rate" shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board
(including any such successor publication, "H.15 (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New
York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective
Rate".  If on any relevant day, such rate is not yet published in either
H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic means, as determined by Agent, of the rates quoted to Agent for such day by three (3) Federal funds brokers of recognized standing selected by Agent.
        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.
        "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.
        "Force Majeure Events" shall mean any Acts of God, riots, civil commotions, insurrections, wars, strikes, lockouts or other events beyond the control of Lessee, except for (a) any such events that are known to or should be known to Lessee on the Closing Date; (b) any such events that are caused by the financial condition of Lessee or the failure of Lessee to make any payments under any Construction
Agreements, any Operative Documents or any related agreements or (c) any events that could be remedied through the payment of money or the exercise of other commercially reasonable efforts.
        "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.
        "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.
        "Governmental Charges" shall mean taxes, levies, assessments, fees, imposts, duties, licenses, recording charges, claims or other charges imposed by any Governmental Authority.
        "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental
Authority.
        "Ground Lease" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Ground Lease Commencement Date" shall have the meaning given to that term in Paragraph 2.02 of the Ground Lease
        "Ground Lease Event of Default" shall have the meaning given to that term in Paragraph 5.01 of the Ground Lease.
        "Ground Lease Expiration Date" shall have the meaning given to that term in Paragraph 4.02
        "Ground Lease Option Price" shall have the meaning given to that term in Paragraph 6.02 of the Ground Lease.
        "Ground Lease Property" shall have the meaning given to that term in Paragraph 2.01 of the Ground Lease.
        "Ground Lease Purchase Option" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease.
        "Ground Lease Purchase Option Date" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease.
        "Ground Lease Scheduled Expiration Date" shall have the meaning given to that term in Paragraph 2.02 of the Ground Lease.
        "Ground Lessee" shall have the meaning given to that term in the introductory paragraph of the Ground Lease.
        "Ground Lessor" shall have the meaning given to that term in the introductory paragraph of the Ground Lease.
"Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent,
(a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.
"Hayward Lease" shall mean the Second Amended and Restated Lease
Agreement to be entered into between the Hayward Lessor, as landlord, and Lessee, as tenant.
"Hayward Lease Property" shall mean the property leased by Lessee from the Hayward Lessor pursuant to the Hayward Lease.
"Hayward Lessor" shall mean ESI (CA) QRS 12-6, Inc., a California corporation.
"Hazardous Materials" shall mean all materials, substances and wastes which are classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law.
        "Improvement/Expense Advance Request" shall have the meaning given to that term in Subparagraph 2.03(b) of the Participation Agreement.
        "Improvement/Expense Advances" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Improvements" shall mean all buildings, structures, facilities, fixtures and other improvements of every kind and description now or hereafter located on any of the Land, including (a) all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements; (b) all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, public address and communications equipment and systems, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment of every kind and description now or hereafter located on such Land or attached to the Improvements thereto which by the nature of their location thereon or attachment thereto are real property under applicable law;
and (c) all Modifications to such Land or its Improvements, except for any Modifications removed by Lessee from the Property pursuant to Subparagraph 3.10 of the applicable Lease Agreement.
"Indebtedness" of any Person shall mean, without duplication:
(a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including recourse obligations of such Person in connection with receivables and other assets sold by such Person);
(b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and obligations under "synthetic" leases but excluding trade payables incurred in the ordinary course of business on ordinary terms which are not overdue);
(c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);
(d) All obligations of such Person as lessee under or with respect to Capital Leases;
(e) All net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;
(f) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (e) above; and
(h) All obligations of other Persons of the types described in clauses (a) - (e) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.
(For clarification and without limiting the generality of this definition, the obligations of Lessee under the Hayward Lease shall not constitute "Indebtedness" if the Hayward Lease is an operating lease under GAAP.)
        "Indemnified Taxes" shall mean all income taxes, stamp taxes, sales taxes, use taxes, rental taxes, gross receipts taxes, property
(tangible and intangible) taxes, franchise taxes, excise taxes, value added taxes, turnover taxes, withholding taxes and other taxes and Governmental Charges, together with any and all assessments, penalties, fines, additions and interest thereon, except:
(a) Net income taxes and franchise taxes in lieu of net income taxes imposed on any Lessor Party by its jurisdiction of incorporation or a jurisdiction in which it maintains an office
(provided, however, that this definition shall not be construed to prevent a payment from being made on an after-tax basis);
(b) Any tax or other Governmental Charge that has not become a Lien on any of the Property and that Lessee is contesting pursuant to Paragraph 3.12 of the Lease Agreement (but only while
Lessee is so contesting such tax or Governmental Charge); or
(c) Any tax or other Governmental Charge that is imposed upon an Indemnitee primarily as a result of the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Indemnitee), but not taxes or other Governmental Charges imposed as a result of ordinary negligence of such Indemnitee.
        "Indemnitees" shall mean the Lessor Parties and their Affiliates and their respective directors, officers, employees, agents, attorneys and advisors.
        "Indemnity Amount" shall have the meaning given to that term in Subparagraph 3.02(g) of the Purchase Agreement.
        "Initial Bid" shall have the meaning given to that term in Subparagraph 3.02(b) of the Purchase Agreement.
        "Initial Marketing Period" shall have the meaning given to that term in Subparagraph 3.02(b) of the Purchase Agreement.
        "Insurance Requirements" shall mean all terms, conditions and requirements imposed by the policies of insurance which Lessee is required to maintain by the Operative Documents.
"Interest Expenses" shall mean, with respect to Lessee and its Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest accrued on the Indebtedness of Lessee and its Subsidiaries during such period (including interest attributable to Capital Leases) and (b) all letter of credit fees payable by Lessee and its Subsidiaries accrued during such period. "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other
Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in clause (h) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.
        "IRC" shall mean the Internal Revenue Code of 1986.
        "Issues and Profits" shall mean all present and future rents, royalties, issues, profits, receipts, revenues, income, earnings and other benefits accruing from any of the Land, Improvements or Appurtenant Rights (whether in the form of accounts, chattel paper, instruments, documents, investment property, general intangibles or otherwise) including all rents and other amounts payable pursuant to any Subleases.
        "Land" shall mean all lots, pieces, tracts or parcels of land described in Exhibit A to the Lease Agreement and leased by Lessee pursuant to the Lease Agreement.
        "Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Lease Extension Request" shall have the meaning given to that term in Subparagraph 2.09(b) of the Participation Agreement.
        "Lease Reduction Payments" shall mean each of the following to the extent applied to reduce the Outstanding Lease Amount pursuant to the Operative Documents:
        (a)     Casualty and Condemnation Proceeds;
        (b) The purchase price paid for the Property (or any portion thereof) by Lessee, an Assignee Purchaser or a Designated
Purchaser pursuant to the Purchase Agreement;
        (c) The Residual Value Guaranty and Indemnity Amount paid by Lessee pursuant to the Purchase Agreement;
        (d) Any proceeds received by Lessee from any sale of the Property after the Expiration Date if such Property is retained by Lessor after such Expiration Date pursuant to the applicable
Purchase Agreement; and
        (e) Any proceeds received by any Lessor Party from the exercise of any of its remedies under the Operative Documents after the occurrence of an Event of Default under the Lease
Agreement.
        "Leasehold Mortgagee" shall have the meaning given to that term in Paragraph 3.07 of the Ground Lease.
        "Leasehold Mortgages" shall have the meaning given to that term in Paragraph 3.07 of the Ground Lease.
        "Lessee" shall mean Etec Systems, Inc., acting in its capacity as Lessee under the Operative Documents.
        "Lessee Obligations" shall mean and include all liabilities and obligations owed by Lessee to any Lessor Party under any of the Operative Documents of every kind and description and however arising
(whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessee to pay Rent, to pay the Residual Value Guaranty Amount, Indemnity Amount and/or Outstanding Lease Amount and to pay all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Lessee or payable by Lessee under the Operative Documents.
        "Lessee Security Documents" shall mean and include the Lease Agreement, the Cash Collateral Agreement, the Assignment of Construction Agreements, the Ground Lease and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to any Lessor Party in connection with any Collateral or to secure the Lessee Obligations.
        "Lessor" shall mean Lease Plan North America, Inc. , acting in its capacity as Lessor under the Operative Documents.
        "Lessor Deed of Trust" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.
        "Lessor Liens" shall mean any Liens or other interests in any of the Property of any Person other than Lessee or a Lessor Party arising as a result of (a) any transfer or assignment by Lessor to such Person of any of Lessor's interests in such Property in violation of any of the Operative Documents or (b) any claim against Lessor by any such Person unrelated to any of the Operative Documents or the transactions contemplated thereby. (Lessor Liens shall include Liens granted by Lessor to Agent or any Participant to secure the Lessor Obligations.)
        "Lessor Obligations" shall mean and include all liabilities and obligations owed by Lessor to Agent or any Participant under any of the Operative Documents of every kind and description and however arising
(whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessor to share payments made by Lessee to Lessor under the Operative Documents as provided in Paragraph 2.06 of the Participation Agreement.
        "Lessor Parties" shall mean Lessor, the Participants and Agent. "Lessor Security Agreement" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.
"Leverage Ratio" shall mean, with respect to Lessee and its Subsidiaries at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the Senior Indebtedness of Lessee and its Subsidiaries at such time to (b) the Total Capital of Lessee and its Subsidiaries at such time.
        "LIBO Rate" shall mean, with respect to any Rental Period, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of (a) the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on the Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Rental Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Rental Period) for a term comparable to such Rental Period (or for a term of one (1) month for any Rental Period that is less than one (1) month but is at least seven (7) days), divided by (b) one minus the Reserve Requirement in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, the rate per annum at which Dollar deposits are offered to ABN AMRO by prime banks in the London interbank market on the second Business Day prior to the first day of such Rental Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Rental Period) in an amount substantially equal to ABN AMRO's Proportionate Share of the Outstanding
Lease Amount and for a term comparable to such Rental Period (or for a term of one (1) month for any Rental Period that is less than one (1) month but is at least seven (7) days). The LIBO Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.
        "LIBOR Rental Rate" shall mean, for any Rental Period, the per annum rate equal to the LIBO Rate for such Rental Period, plus the Applicable Margin, such rate to change from time to time during such period as the Applicable Margin shall change.
        "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease, "synthetic" lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.
        "Major Casualty" shall mean, with respect to the Property, any Casualty affecting such Property where (a) the damage to such Property is treated by any insurer of such Property as a total loss; (b) such Property cannot reasonably be repaired and restored to the condition in which it existed immediately prior to such Casualty; or (c) the reasonably anticipated cost to repair and restore such Property to the condition in which it existed immediately prior to such Casualty would exceed twenty-five percent (25%) of the Outstanding Lease Amount.
        "Major Condemnation" shall mean, with respect to the Property, any Condemnation affecting such Property where (a) all or substantially all of such Property is taken by such Condemnation; (b) such Property cannot reasonably be repaired and restored to the condition in which it existed immediately prior to such Condemnation; or (c) the reasonably anticipated cost to repair and restore such Property to the condition in which it existed immediately prior to such Condemnation would exceed twenty-five percent (25%) of the Outstanding Lease Amount.
        "Majority Participants" shall mean (a) at any time the aggregate Outstanding Lease Amount is greater than $0, Participants whose aggregate Outstanding Participation Amounts equal or exceed fifty percent (50%) of the aggregate Outstanding Lease Amount at such time and
(b) at any time the aggregate Outstanding Lease Amount is $0, Participants whose Proportionate Shares equal or exceed fifty percent
(50%).
        "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board, as amended from time to time, and any successor regulation thereto.
        "Marketing Option" shall have the meaning given to that term in Subparagraph 3.01(a) of the Purchase Agreement.
        "Marketing Option Event of Default" shall mean any Event of Default other than a Non-Marketing Option Event of Default.
        "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, operations or financial or other condition of Lessee and its Subsidiaries, taken as a whole; (b) the ability of Lessee to pay or perform the Lessee Obligations when due in accordance with the terms of the Operative Documents; (c) the rights and remedies of any Lessor Party under the Operative Documents or any related document, instrument or agreement; or (d) the value of the Property and the Collateral, any Lessor Party's security interests, Liens or other rights in the Property and the Collateral or the perfection or priority of such security interests, Liens or rights.
        "Material Casualty" shall mean any Casualty to the Property that alone, or in combination with any prior Casualties to the Property for which repairs to restore the Property to its prior condition have not been completed, will require repairs costing $1,000,000 or more to restore the Property to its prior condition.
        "maturity" shall mean, with respect to any Rent, interest, fee or other amount payable by Lessee under the Operative Documents, the date such Rent, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.
        "Modifications" shall have the meaning given to that term in Subparagraph 3.01(c) of the Lease Agreement.
        "Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate.
"Net Proceeds" shall mean, with respect to any issuance of Equity
Securities by Lessee or any of its Subsidiaries, the aggregate consideration received by Lessee or such Subsidiary from such issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than Lessee or any Affiliate of Lessee and the other reasonable costs and expenses (including reasonable legal expenses) directly related to such issuance that are to be paid by Lessee or any of its Subsidiaries.
        "New Improvements" shall mean, with respect to the Land, all new Improvements to the Land contemplated by the Plans and Specifications.
        "Non-Marketing Option Event of Default" shall mean:
        (a)     An Event of Default under Subparagraph 5.01(m) of the
Lease Agreement; or
        (b)     An Event of Default under Subparagraph 5.01(c) of the
Lease Agreement resulting from Lessee's failure to start and complete the construction of the New Improvements in accordance with the Construction Agency Agreement where such failure is caused solely by a Force Majeure Event.
        "Notice of Expiration Date Purchase Option Exercise" shall have the meaning given to that term in Paragraph 3.01 of the Purchase
Agreement.
        "Notice of Ground Lease Purchase Option Exercise" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease.
        "Notice of Ground Lease Rent Increase" shall have the meaning given to that term in Paragraph 2.03 of the Ground Lease.
        "Notice of Marketing Option Exercise" shall have the meaning given to that term in Paragraph 3.01 of the Purchase Agreement.
        "Notice of Rental Period Selection" shall have the meaning given to that term in Subparagraph 2.03(a) of the Lease Agreement.
        "Notice of Term Purchase Option Exercise" shall have the meaning given to that term in Subparagraph 2.01(a) of the Purchase Agreement. "Operating Income" shall mean, with respect to Lessee and its Subsidiaries for any period, the sum of the following, determined on a consolidated basis in accordance with GAAP where applicable:
(a) The Adjusted Net Income of Lessee and its Subsidiaries for such period;
plus
(b) The remainder of (i) to the extent deducted in calculating such Adjusted Net Income, all Interest Expenses of
Lessee and its Subsidiaries accrued during such period minus (ii) to the extent included in calculating such Adjusted Net Income, all interest income of Lessee and its Subsidiaries accrued during such period;
plus
(c) The remainder of (i) to the extent deducted in calculating such Adjusted Net Income, all extraordinary losses of Lessee and its Subsidiaries accrued during such period minus (ii) to the extent included in calculating such Adjusted Net Income, all extraordinary gains of Lessee and its Subsidiaries accrued during such period;
plus
(d)     To the extent deducted in calculating such Adjusted
Net Income, all depreciation and amortization expenses of Lessee and its Subsidiaries accrued during such period.
"Operative Documents" shall mean and include the Participation
Agreement, the Lease Agreement, the Construction Agency Agreement, the Purchase Agreement, the Lessee Security Documents, the Lessor Deed of
Trust, the Lessor Security Agreement, the Assignment of Lease, the
Agent's Fee Letter and the Agent's Syndication Letter; all other notices, requests, certificates, documents, instruments and agreements delivered to any Lessor Party pursuant to Paragraph 3.01 or 3.02 of the Participation Agreement; and all notices, requests, certificates, documents, instruments and agreements delivered to any Lessor Party in connection with any of the foregoing on or after the date of the Participation Agreement. (Without limiting the generality of the preceding definition, the term "Operative Documents" shall include all written waivers, amendments and modifications to any of the notices, requests, certificates, documents, instruments and agreements referred to therein.)
        "Option Exercise Notification Date" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease.
        "Outside Completion Date" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Outstanding Lease Amount" shall mean, on any date, the remainder of (a) the sum of all Advances made by Lessor on or prior to such date, minus (b) the sum of all Lease Reduction Payments applied by Lessor on or prior to such date.
        "Outstanding Participation Amount" shall mean, with respect to any Participant on any date, the remainder of (a) the sum of the portions of all Advances funded by such Participant on or prior to such date, minus
(b) the sum of such Participant's share of all Lease Reduction Payments applied to the Outstanding Lease Amount on or prior to such date.
"Outstanding Revolver Credit" shall mean, with respect to Lessee and its Subsidiaries at any time, the sum of the aggregate principal amount of all loans of Lessee and its Subsidiaries outstanding at such time under revolving lines of credit.
        "Outstanding Tranche A Participation Amount" shall mean, with respect to any Tranche A Participant on any date, the remainder of (a) such Participant's Tranche A Portion of all Advances made by Lessor on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche A Portion of the Advances on or prior to such date.
        "Outstanding Tranche B Participation Amount" shall mean, with respect to any Tranche B Participant on any date, the remainder of (a) such Participant's Tranche B Portion of all Advances made by Lessor on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche B Portion of the Advances on or prior to such date.
        "Outstanding Tranche C Participation Amount" shall mean, with respect to any Tranche C Participant on any date, the remainder of (a) such Participant's Tranche C Portion of all Advances made by Lessor on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche C Portion of the Advances on or prior to such date.
        "Participants" shall mean the financial institutions from time to time listed in Schedule I to the Participation Agreement (as amended from time to time pursuant to Subparagraph 7.05(b) of the Participation Agreement or otherwise), acting in their capacities as Participants under the Operative Documents.
        "Participation Agreement" shall mean the Participation Agreement, dated as of December 5,1997 among Lessee and the Lessor Parties.
        "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.
        "Permitted Improvement Costs" shall mean all reasonable costs and expenses necessary for the construction of the New Improvements to the Land (not including the costs of the Land, the Existing Improvements and the other Property to be acquired for the Acquisition Price paid by Lessor for the Land and the other initial Property on the Closing Date), including:
        (a) All reasonable costs and expenses of building supplies and materials necessary for the construction of the New
Improvements;
        (b) All reasonable costs and expenses of architects, engineers, contractors and other Persons providing labor and services necessary for the construction of the New Improvements;
        (c) All reasonable costs and expenses of performance and other bonds and other insurance necessary for the construction of the New Improvements; and
        (d) All Base Rent accruing during the Commitment Period. "Permitted Indebtedness" shall have the meaning given to that term in Subparagraph 5.02(a) of the Participation Agreement.
"Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(b) of the Participation Agreement.
        "Permitted Property Liens" shall have the meaning given to that term in Subparagraph 3.07(a) of the Lease Agreement.
        "Permitted Transaction Expenses" shall mean the following costs and expenses to the extent payable by Lessee in connection with and directly related to the preparation, execution and delivery of the Operative Documents and the transactions contemplated thereby:
        (a) The reasonable fees and expenses of counsel for Lessee incurred in connection with the preparation, negotiation, execution and delivery of the Operative Documents;
        (b) The reasonable fees and expenses of counsel for each of Lessor and Agent incurred in connection with the preparation, negotiation, execution and delivery of the Operative Documents;
        (c) The reasonable fees and expenses incurred in recording, registering or filing any of the Operative Documents;
        (d) The title fees, premiums and escrow costs and other expenses relating to title insurance and the closing of the transactions contemplated by the Operative Documents;
        (e) The reasonable fees and expenses of required environmental audits and appraisals;
        (f) The reasonable fees and expenses of consultants and accountants for Lessee;
        (g)     The reasonable fees and expenses for surveys; and
        (h)     Other related reasonable fees and expenses.
        "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.
        "Personal Property Collateral" shall have the meaning given to that term in Subparagraph 2.07(b) of the Lease Agreement.
"Plans and Specifications" shall mean the architectural, engineering and construction plans, specifications and drawings for the new Improvements to be constructed on the Land delivered to Lessor on or prior to the Closing Date pursuant to Subparagraph 3.01 and Schedule
3.01 of the Participation Agreement, as such plans, specifications and drawings may thereafter be revised, amended, supplemented or modified pursuant to Paragraph 3.01 of the Construction Agency Agreement.
        "Prime Rate" shall mean the per annum rate publicly announced by ABN AMRO from time to time at its Chicago Office. The Prime Rate is determined by ABN AMRO from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by ABN AMRO at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.
        "Property" shall have the meaning given to that term in Paragraph
2.01 of the Lease Agreement.
        "Property Collateral" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.
        "Proportionate Share" shall mean, with respect to each Participant, the percentage set forth under the caption "Proportionate
Share" opposite such Participant's name on Part A of Schedule I, or, if changed, such percentage as may be set forth for such Participant in the Register. The Proportionate Share of each Participant shall equal the sum of such Participant's Tranche A Proportionate Share, Tranche B Proportionate Share and Tranche C Proportionate Share.
        "Purchase Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.
        "Purchase Documents" shall have the meaning given to that term in Subparagraph 4.01(a) of the Purchase Agreement.
        "Purchaser" shall have the meaning given to that term in Subparagraph 4.01(a) of the Purchase Agreement.
"Quick Ratio" shall mean, with respect to Lessee and its Subsidiaries at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:
(a) The sum at such time of (i) all cash of Lessee and its Subsidiaries; (ii) the market value of all Cash Equivalents of Lessee and its Subsidiaries; and (iii) all accounts receivable of Lessee and its Subsidiaries, less all reserves therefor; provided, however, that in computing the foregoing sum, there shall be excluded therefrom any cash, Cash Equivalent or accounts receivable subject to a security interest in favor of any Person other than any Participant;
to
(b) The sum at such time of (i) the current liabilities of Lessee and its Subsidiaries; and (ii) to the extent not included in such current liabilities, the Outstanding Revolver Credit at such time.
"Rate Contracts" shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.
        "Real Property Collateral" shall have the meaning given to that term in Subparagraph 2.07(a) of the Lease Agreement.
        "Register" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.
        "Related Agreements" shall mean all chattel paper, accounts, instruments, documents, investment property and general intangibles relating to any of the Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of any of the Land, Improvements or Appurtenant Rights, including (a) all plans, specifications, construction agreements, maps, surveys, studies, books of account, records, files, insurance policies, guarantees and warranties relating to such Land or Improvements or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights (including the Construction
Agreements and the Plans and Specifications); (b) all architectural, engineering, construction and management contracts, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to such Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights; and (c) all computer software and intellectual property, guaranties and warranties, letters of credit, and documents relating to such Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights.
        "Related Goods" shall mean:
        (a) All machinery, furniture, equipment, fixtures and other goods and tangible personal property (including construction materials and supplies) financed by any Advance, including all such property described in Exhibit B to the Lease Agreement and in each Exhibit B Supplement delivered by Lessee; and
                (b) All machinery, equipment, fixtures and other goods and tangible personal property (including construction materials and supplies) now or hereafter intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to any of the Improvements or any other Related
Goods.
        "Related Permits" shall mean all licenses, authorizations, certificates, variances, consents, approvals and other permits, now or hereafter pertaining to any of the Land, Improvements or Appurtenant
Rights and all tradenames or business names relating to any of the Land, Improvements or Appurtenant Rights or the present or future development, construction, operation or use of any of the Land, Improvements or Appurtenant Rights.
        "Rent" shall mean collectively Base Rent and Supplemental Rent.
"Rent Increase Notification Date" shall have the meaning given to that term in Paragraph 2.03 of the Ground Lease.
        "Rental Period" shall have the meaning given to that term in Subparagraph 2.03(a ) of the Lease Agreement.
        "Rental Rate" shall have the meaning given to that term in Subparagraph 2.03(a) of each Lease Agreement.
        "Repair and Restoration Account" shall have the meaning given to that term in Subparagraph 3.04(c) of the Lease Agreement.
        "Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.
        "Required Participants" shall mean (a) at any time the aggregate Outstanding Lease Amount is greater than $0, Participants whose aggregate Outstanding Participation Amounts equal or exceed sixty-six and two-thirds percent (66-2/3%) or more of the aggregate Outstanding
Lease Amount at such time and (b) at any time the aggregate Outstanding
Lease Amount is $0, Participants whose Proportionate Shares equal or exceed sixty-six and two-thirds percent (66-2/3%).
        "Requirement of Law" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership
Agreement or other organizational or governing documents of such Person,
(b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental
Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
        "Reserve Requirement" shall mean, with respect to any day in any Rental Period, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve
System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Participant by any Governmental Authority.
        "Residual Value Guaranty Amount" shall have the meaning given to that term in Subparagraph 3.02(g) of the Purchase Agreement.
        "Scheduled Expiration Date" shall have the meaning given to that term in Subparagraph 2.02(a) of the Lease Agreement.
        "Scheduled Rent Payment Date" shall have the meaning given to that term in Subparagraph 2.03(a) of the Lease Agreement.
        "Secondary Marketing Period" shall have the meaning given to that term in Subparagraph 3.02(b) of the Purchase Agreement.
 "Senior Indebtedness" shall mean, with respect to Lessee and its Subsidiaries at any time, the remainder, determined on a consolidated basis in accordance with GAAP, of (a) the total Indebtedness of Lessee and its Subsidiaries at such time minus (b) the total Subordinated Indebtedness of Lessee and its Subsidiaries at such time.
        "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.
        "Subleases" shall mean all leases and subleases of any of the Land, Improvements and/or Appurtenant Rights by Lessee as lessor or sublessor, now or hereafter in effect, whether or not of record, including all guaranties and security therefor and the right to bring actions and proceedings thereunder or for the enforcement thereof and to do anything which Lessee is or may become entitled to do thereunder. "Subordinated Indebtedness" shall mean Indebtedness which is unsecured and subordinated to the Lessee Obligations on terms acceptable to Lessor and the Required Participants.
        "Subparticipants" shall have the meaning given to that term in Subparagraph 7.05(c) of the Participation Agreement.
        "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other Person of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, business trust or other Person is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or
(c) any other Person included in the Financial Statements of such Person on a consolidated basis.
        "Supplemental Rent" shall have the meaning given to such term in Subparagraph 2.03(b) of the Lease Agreement.
        "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
"Tangible Net Worth" shall mean, with respect to Lessee and its Subsidiaries at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of Lessee and its Subsidiaries minus (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of Lessee and its Subsidiaries, (ii) all reserves established by Lessee and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above), and (iii) all intangible assets of Lessee and its Subsidiaries (to the extent included in calculating total assets in clause (a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.
        "Term" shall mean the period beginning on the Commencement Date of the Lease Agreement and ending on the Expiration Date of the Lease
Agreement.
"Termination Date" shall mean (a) the date set forth in a Notice of Term Purchase Option as the Scheduled Rent Payment Date on which the
Lease Agreement will be terminated by Lessee pursuant to Paragraph 4.01 of the Lease Agreement and the Property will be purchased by Lessee pursuant to Section II of the Purchase Agreement or (b) the date set forth in a written notice delivered by Lessor to Lessee pursuant to Subparagraph 5.03(a) or 5.04(a) of the Lease Agreement after the occurrence of an Event of Default thereunder as the date on which the Lease Agreement will be terminated.
        "Term Purchase Option" shall have the meaning given to that term in Paragraph 2.01 of the Purchase Agreement.
"Total Capital" shall mean, with respect to Lessee and its Subsidiaries at any time, the sum, determined on a consolidated basis in accordance with GAAP, of (a) the total Indebtedness of Lessee and its Subsidiaries at such time plus (b) the net worth of Lessee and its Subsidiaries at such time.
        "Total Commitment" shall mean the amount set forth as such in Subparagraph 2.01(b) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation
Agreement, the amount to which so reduced.
        "Tranche A Participant" shall mean, at any time, any Participant having an Outstanding Tranche A Participation Amount at such time.
        "Tranche A Percentage" shall mean (a) with respect to each Participant at any time prior to the Commitment Termination Date, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(1) of Schedule I and (b) with respect to each Participant at any time on or after the Commitment Termination
Date, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(2) of Schedule I; or in the case of either such percentage, if changed, such percentage as may be set forth for such Participant in the Register.
        "Tranche A Portion" shall mean, (a) with respect to any Advance without reference to any Participant, the portion of such Advance equal to the Tranche A Proportionate Share of such Advance and (b) with respect to any Advance with reference to any Participant, the portion of such Advance equal to such Participant's Tranche A Percentage of such Advance.
        "Tranche A Proportionate Share" shall mean (a) at any time prior to the Commitment Termination Date, eighty-nine and nine-tenths percent (89.9%) and (b) at any time on or after the Commitment Termination Date, eighty-three percent (83.0%).
        "Tranche B Participant" shall mean, at any time, any Participant having an Outstanding Tranche B Participation Amount at such time.
        "Tranche B Percentage" shall mean (a) with respect to each Participant at any time prior to the Commitment Termination Date, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(1) of Schedule I and (b) with respect to each Participant at any time on or after the Commitment Termination
Date, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(2) of Schedule I; or in the case of either such percentage, if changed, such percentage as may be set forth for such Participant in the Register..
        "Tranche B Portion" shall mean, (a) with respect to any Advance without reference to any Participant, the portion of such Advance equal to the Tranche B Proportionate Share of such Advance and (b) with respect to any Advance with reference to any Participant, the portion of such Advance equal to such Participant's Tranche B Percentage of such Advance.
        "Tranche B Proportionate Share" shall mean (a) at any time prior to the Commitment Termination Date, seven percent (7.0%) and (b) at any time on or after the Commitment Termination Date, thirteen and nine-tenths percent (13.9%).
        "Tranche C Participant" shall mean, at any time, any Participant having an Outstanding Tranche C Participation Amount at such time.
        "Tranche C Percentage" shall mean (a) with respect to each Participant at any time prior to the Commitment Termination Date, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(1) of Schedule I and (b) with respect to each Participant at any time on or after the Commitment Termination
Date, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(2) of Schedule I; or in the case of either such percentage, if changed, such percentage as may be set forth for such Participant in the Register.
        "Tranche C Portion" shall mean, (a) with respect to any Advance without reference to any Participant, the portion of such Advance equal to the Tranche C Proportionate Share of such Advance and (b) with respect to any Advance with reference to any Participant, the portion of such Advance equal to such Participant's Tranche C Percentage of such Advance.
        "Tranche C Proportionate Share" shall mean, at all times (whether before, on or after the Commitment Termination Date), three and one-tenth percent (3.1%).
        "Trustee" shall have the meaning given to that term in the introductory paragraph of the Lease Agreement.
        "Two-Year Commitment" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement.
        "Unused" shall mean (a) with respect to the 364-Day Commitment at any time, the remainder of (i) the 364-Day Commitment at such time minus
(ii) the aggregate amount of all Advances made prior to such time and allocated to the 364-Day Commitment; (b) with respect to the Two-Year Commitment at any time, the remainder of (i) the Two-Year Commitment at such time minus (ii) the aggregate amount of all Advances made prior to such time and allocated to the Two-Year Commitment; and (b) with respect to the Total Commitment at any time, the remainder of (i) the Total
Commitment at such time minus (b) the aggregate amount of all Advances made prior to such time.



SCHEDULE 1.02
RULES OF CONSTRUCTION

        (a) GAAP. Unless otherwise indicated in any Operative Document, all accounting terms used in the Operative Documents shall be construed, and all accounting and financial computations thereunder shall be computed, in accordance with GAAP. If GAAP changes after the date of the Participation Agreement such that any covenants contained in the Operative Documents would then be calculated in a different manner or with different components, Lessee and the Lessor Parties agree to negotiate in good faith to amend the applicable Operative Documents in such respects as are necessary to conform those covenants as criteria for evaluating Lessee's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Lessee and the Lessor Parities so amend the Operative Documents, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.
        (b) Headings. Headings in each of the Operative Documents are for convenience of reference only and are not part of the substance thereof.
        (c) Plural Terms. All terms defined in any Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.
        (d) Time. All references in each of the Operative Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated. All references in each of the Operative Documents to a date (the "action date") which is one month prior to or after another date (the "reference date") shall mean the date in the immediately preceding or succeeding calendar month (as the case may be) which numerically corresponds to the reference date; provided, however, that (i) if such corresponding date in the immediately preceding or succeeding calendar month (as the case may be) is not a Business Day, the action date shall be the next succeeding Business Day after such corresponding date (unless, in the case of a Rental Period, such next Business Day falls in another calendar month, in which case the action date shall be the immediately preceding Business Day) and (ii) if the reference date is the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the immediately preceding calendar month) the action date shall be the last Business Day of the immediately preceding or succeeding calendar month (as the case may be). All references in each of the Operative Documents to an earlier date which is two or more months prior to a reference date or to a later date which is two or more months after a reference date shall be determined in a comparable manner.
        (e) Construction. The Operative Documents are the result of negotiations among, and have been reviewed by Lessee and each Lessor
Party and their respective counsel.  Accordingly, the Operative
Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Lessee or any Lessor Party.
        (f) Entire Agreement. The Operative Documents, taken together, constitute and contain the entire agreement of Lessee and the Lessor
Parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter thereof
(including the commitment letter dated as of November 26, 1997] between Lessee and Agent.)
        (g) Calculation of Base Rent, Interest and Fees. All calculations of Base Rent, interest and fees under the Operative
Documents for any period (i) shall include the first day of such period and exclude the last day of such period and (ii) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period that Base Rent or any interest is to be calculated based upon the Base Rate, such Base Rent or interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.
        (h)     References.
        (i) References in any Operative Document to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Articles," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, articles, exhibits and schedules therein and thereto unless otherwise indicated.
        (ii) References in any Operative Document to any document, instrument or agreement (A) shall include all exhibits, schedules and other attachments thereto, (B) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (C) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.
        (iii) References in any Operative Document to any Governmental Rule (A) shall include any successor Governmental
Rule, (B) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (C) shall mean such Governmental Rule (or successor
Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.
        (iv) References in any Operative Document to any Person in a particular capacity (A) shall include any permitted successors to and assigns of such Person in that capacity and (B) shall exclude such Person individually or in any other capacity.
        (i) Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in any Operative Document shall refer to such Operative Document as a whole and not to any particular provision of such Operative Document. The words
"include" and "including" and words of similar import when used in any Operative Document shall not be construed to be limiting or exclusive.
In the event of any inconsistency between the terms of the Participation Agreement and the terms of any other Operative Document, the terms of the Participation Agreement shall govern.

SCHEDULE 3.01
CONDITIONS PRECEDENT TO ACQUISITION ADVANCE

A.      Principal Operative Documents.
        (1) The Participation Agreement, duly executed by Lessee, Lessor, each Participant and Agent;
        (2) The Lease Agreement, duly executed by Lessee and Lessor and appropriately notarized for recording;
        (3)     The Purchase Agreement, duly executed by Lessee and
Lessor;
        (4)     The Construction Agency Agreement, duly executed by
Lessee and Lessor;
        (5) The Assignment of Construction Agreements, duly executed by Lessee;
        (6)     The Cash Collateral Agreement, duly executed by
Lessee;
(7) The Assignment of Lease, duly executed by Lessor and appropriately notarized for recording;
        (8) The Lessor Deed of Trust, duly executed by Lessor and appropriately notarized for recording; and
        (9)     The Lessor Security Agreement, duly executed by
Lessor.

B.      Lessee Corporate Documents.
        (1) The Certificate or Articles of Incorporation of Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;
        (2) A Certificate of Good Standing (or comparable certificate) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;
        (3) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Lessee as in effect on the Closing Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Lessee and continuing in effect, which authorize the execution, delivery and performance by Lessee of the Operative Documents executed or to be executed by Lessee and the consummation of the transactions contemplated thereby; and
(c) that there are no proceedings for the dissolution or liquidation of Lessee;
        (4) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Lessee authorized to execute, deliver and perform the Operative Documents and all other documents, instruments or agreements related thereto executed or to be executed by Lessee; and
        (5) A Certificates of Good Standing (or comparable certificates) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State of California and Oregon.

C.      Financial Statements, Financial Condition, Etc.
        (1) A copy of the 10-K report filed by Lessee with the Securities and Exchange Commission for the fiscal year ended July
31, 1997;
                (2) The consolidated plan and forecast of Lessee and its Subsidiaries for the fiscal year to end July 31, 1998, including quarterly cash flow projections; and
        (3) Such other financial, business and other information regarding Lessee, or any of its Subsidiaries as Agent or any Participant may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

D.      Collateral Documents.
        (1)     The Ground Lease, duly executed by Lessor and Lessee;
(2) A Memorandum of Ground Lease, appropriately completed and duly executed by Lessor and Lessee and appropriately notarized for recording;
        (3) A Memorandum of Purchase Agreement, appropriately completed and duly executed by Lessee and Lessor and appropriately notarized for recording;
(4)     Evidence that the Lease Agreement, the Assignment of
Lease, the Lessor Deed of Trust, the Memorandum of Ground Lease and the Memorandum of Purchase Agreement delivered pursuant to items A(2), A(7), A(8), D(2) and D(3) have been properly recorded in the Official Records of the County of Washington County, Oregon;
        (5) An extended coverage owner's policy or binder of title insurance (or a commitment therefor) for the Property insuring Lessor's leasehold estate to the Property (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;
        (6) An extended coverage lender's policy of title insurance (or a commitment therefor) for the Property insuring the validity and priority of the Lease Agreement (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;
        (7) An extended coverage lender's policy of title insurance (or a commitment therefor) for the Property insuring the validity and priority of the Lessor Deed of Trust (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;
        (8) Copies of all leases for the Property and all other documents, instruments and agreements recorded against or otherwise affecting the Property, including all amendments, extensions and other modifications thereof;
        (9) Subordination, non-disturbance and attornment agreements from the lessee under each of the leases for the Property;
        (10) Such consents and estoppels, with appropriate mortgagee protection language, as are requested by Agent, each duly executed by the appropriate Person;
        (11) Such Uniform Commercial Code financing statements and fixture filings (appropriately completed and executed) for filing in such jurisdictions as Agent may request to perfect the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents;
        (12) Such Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such jurisdictions as Agent may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents, except for any such prior Liens which are expressly permitted by the Operative Documents to be prior;
        (13) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to item B(10) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents, except for any such prior Liens (a) which are expressly permitted by the Operative Documents to be prior or (b) for which Agent has received a termination statement pursuant to item B(12) above;
        (14) Such other documents, instruments and agreements as Agents may reasonably request to establish and perfect the Liens granted to any Lessor Party in the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement and the other Operative Documents;
        (15) Such other evidence as Agent may request to establish that the Liens granted to Agent or any Participant in the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement and the other Operative Documents are perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by the Operative Documents to be prior; and
        (16)    Oregon Statutory Notice Letter.

E.      Opinions.
(1) A favorable written opinion of Pillsbury, Madison & Sutro, counsel to Lessee, dated the Closing Date, addressed to Lessor and Agent, for the benefit of Lessor, Agent and the Participants, and covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent.

F.      Other Items.
        (1)     A duly completed and timely delivered Acquisition
Request, duly executed by Lessee;
        (2) A Closing Date Appraisal for the Property, dated as of a recent date prior to the Closing Date;
        (3) Bills of sale for all Related Goods to be acquired with the Acquisition Advances to be made on the Closing Date, each reflecting Lessor as the purchaser of such Related Goods;
        (4) An as-built survey of the Property (a) prepared and dated not more than two (2) months prior to the Closing Date by a registered surveyor reasonably satisfactory to Agent,
(b) certified as correct and as (i) having been made in accordance with the most recent standards for "Minimum Standard Detail
Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM, and (ii) meeting the accuracy requirements of a Class A survey (as defined therein) and including items 1-5, 7-13 and 15 of Table 3 thereof, and
(c) disclosing, among other things, (i) the location of the perimeter of the Property by courses and distances, (ii) all easements and rights-of-way, whether above or underground, (iii) the lines of the street abutting the Property and the width thereof, (iv) encroachments, if any, and the extent thereof in feet and inches upon the Property, and (v) all boundary and lot lines, and all other matters that would be disclosed by inspection of the Property and the public records;
                (5) If requested by Lessor, Agent or any Participant, a list of and copies of all Construction Agreements;
        (6) Environmental reports and assessments satisfactory to Agent issued by environmental consultants acceptable to Agent with respect to the Property;
        (7)     Certificates of insurance evidencing the insurance
Lessee is required to maintain pursuant to Paragraph 3.03 of the Lease Agreements;
        (8)     A certificate of the Chief Financial Officer of
Lessee, addressed to Lessor and Agent and dated the Closing Date, certifying that:
                (a) The representations and warranties set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date);
                (b) No Default has occurred and is continuing as of such date;
        (c) All of the Operative Documents are in full force and effect on such date.
        (9) All fees and expenses payable to the Lessor Parties on or prior to the Closing Date (including all Agent's Fees);
        (10) All fees and expenses of Lessor's and Agent's counsels through the Closing Date; and
        (11) Such other evidence as Agent may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in the Operative Documents.